Exhibit 10.3

Free English Translation

PRIVATE DEED OF THE 2ND (SECOND) ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE TYPE WITH REAL GUARANTEE, WITH ADDITIONAL FIDUCIARY GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION, REGISTERED UNDER THE AUTOMATIC RITE, OF AURA ALMAS MINERAÇÃO S.A.

between

AURA ALMAS MINERAÇÃO S.A.,

as Issuer,

AURA MATUPÁ MINERAÇÃO LTDA.

as Guarantor and Consenting Party

and

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.,

as Fiduciary Agent, representing the community of Debenture Holders

Dated

September 08, 2024

PRIVATE DEED OF THE 2ND (SECOND) ISSUE OF SIMPLE DEBENTURES, NOT CONVERTIBLE INTO SHARES, OF THE TYPE WITH REAL GUARANTEE, WITH ADDITIONAL FIDUCIARY GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION, REGISTERED UNDER THE AUTOMATIC RITE, OF AURA ALMAS MINERAÇÃO S.A.

I.    Hereby, as issuer and offeror of the debentures covered by this Deed of Issue:

AURA ALMAS MINERAÇÃO S.A., a publicly traded company, category "B" before the Brazilian Securities and Exchange Commission ("CVM"), in operational phase, headquartered in the City of Almas, State of Tocantins, at Fazenda Mateus Lopes, S/N, Zona Rural, CEP 77310-000, registered with the National Register of Legal Entities of the Ministry of Finance ("CNPJ") under No. 08.213.823/0001-07, with its articles of incorporation registered with the Commercial Registry of the State of Tocantins ("JUCETINS") under NIRE 17.300.009.423 ("Issuer"), hereby represented in accordance with its bylaws; and

II.    as fiduciary agent, appointed in this Deed of Issue, representing the community of holders of the Debentures (as defined below) ("Debenture Holders" and, individually, "Debenture Holder"):

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., a corporation , headquartered in the city of São Paulo, State of São Paulo, at Avenida das Nações Unidas, nº 12.901, 11º andar, conjuntos 1101 e 1102, Torre Norte, Centro Empresarial Nações Unidas (“CENU”), Brooklin, CEP 04.578-910, registered with the CNPJ under nº 36.113.876/0004-34 ("Fiduciary Agent"), hereby represented in the form of its, as fiduciary agent for this issue.

III.    as real guarantor and consenting party:

AURA MATUPÁ MINERAÇÃO LTDA., a limited liability company, headquartered in the municipality of Guarantã do Norte, state of Mato Grosso, at Rua Quatro, nº 205, quadra 19, lote 09, CEP 78.520-000, registered with the CNPJ under number 17.708.824/0001-13 with its articles of incorporation registered with the Commercial Registry of the State of Mato Grosso ("JUCEMAT") under NIRE number 51.201.368.597, hereby represented in the form of its articles of incorporation ("Guarantor").

The Issuer, the Fiduciary Agent and the Guarantor being hereinafter jointly referred to as the "Parties" and, individually and indistinctly, as the "Party," hereby enter into this "Private Deed of the 2nd (Second) Issue of Simple Debentures, Non-Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered under the Automatic Rite, of Aura Almas Mineração S.A." ("Deed of Issue"), in accordance with the following clauses and conditions.

CLAUSE I - AUTHORIZATIONS

1.1. Authorization of the Issue by the Issuer

1.1.1.    This Deed of Issue is entered into on the basis of the Extraordinary General Meeting of the Issuer, held on September 8, 2024 ("Corporate Approval of the Issuer"), at which resolutions were passed and approved: (a) the Issue and the Offering (as defined below), as well as its main terms and conditions; (b) the granting of the Issuer's Mining Rights Pledge and the execution of the Issuer's Mining Rights Pledge Agreement, under Suspensive Condition (as defined below); (c) the execution of the Fiduciary Sale of Shares Agreement, under Suspensive Condition; (d) authorization to grant powers of attorney on behalf of the Fiduciary Agent, on an irrevocable and irreversible basis, within the scope of the Issuer's Mining Rights Pledge Agreement (as defined below) and the Fiduciary Share Alienation Agreement (as defined below), for the term to be determined in the respective agreements; (e) the express authorization to the Issuer's board of directors to perform all acts, take all steps and adopt all measures necessary for the formalization, effectiveness and administration of the resolutions taken in the Issuer's Corporate Approval, including the signing of any and all documents related to the Issue and the Offering, including, but not limited to, this Issue Deed, the Distribution Agreement (as defined below), the Real Guarantee Agreements (as defined below) and any amendments to such instruments (if necessary), and the contracting of the service providers necessary for the implementation of the Issue and the Offer; and (f) the ratification of all decisions taken by the Issuer's board of directors in relation to items "(a)" to "(f)" above, all in accordance with the provisions of article 59, caput and §1º, of Law no. 6.404 of December 15, 1976, as amended ("Brazilian Corporate Law").

1.2. Authorization from the Guarantor

1.2.1.    At a shareholders' meeting held on September 8, 2024 ("Corporate Approval of the Guarantor"), the Guarantor approved (a) the granting of the Guarantor's Mining Rights Pledge and the execution of the Guarantor's Mining Rights Pledge Agreement (as defined below); (b) the execution of the Quota Fiduciary Alienation Agreement (as defined below); (c) the granting of powers of attorney on behalf of the Fiduciary Agent, on an irrevocable and irreversible basis, within the scope of the Guaranteeing Company's Mining Rights Pledge Agreement and the Quota Fiduciary Alienation Agreement; (d) the execution of any and all documents related to the Issue, including, but not limited to, the signing of this Issue Deed and the assumption of the other obligations provided for herein and in the other Offer Documents; and (e) the ratification of any and all acts already carried out by the management of the Guarantor in relation to items (a) to (e) above.

1.3. Authorization from the Issuer's Shareholders and the Guarantor's Quotaholders

1.3.1.    Growth Investment Solutions LLC, a company organized and existing under the laws of the State of Delaware, registered with the CNPJ under No. 10.753.182/0001-25 ("Growth Investment"), will approve, under the terms of its articles of incorporation, (a) the granting of the Fiduciary Sale of Shares and the execution of the Fiduciary Sale of Shares Agreement (as defined below); and (b) the granting of the Fiduciary Sale of Shares and the execution of the Fiduciary Sale of Shares Agreement, under Suspensive Condition.

1.3.2.    Aura Minerals Inc, a company organized and existing under the laws of the British Virgin Islands, registered with the CNPJ under No. 07.857.093/0001-14 ("Aura Minerals"), will approve, under the terms of its articles of incorporation, (a) the granting of the Fiduciary Sale of Shares and the execution of the Fiduciary Sale of Shares Agreement; (b) the granting of the Fiduciary Sale of Shares and the execution of the Fiduciary Sale of Shares Agreement, under Suspensive Condition; and (c) the granting of the Foreign Corporate Guarantee.

CLAUSE II - REQUIREMENTS

2.1.    The second (2nd) issue of simple debentures, not convertible into shares issued by the Issuer, of the type with real guarantee, with additional fiduciary guarantee, in a single series ("Issue" and "Debentures," respectively), for public distribution, registered under the automatic rite, pursuant to CVM Resolution No. 160, of July 13, 2022, as amended ("Offering" and "CVM Resolution 160," respectively) and this Deed of Issue, will be carried out in compliance with the following requirements.

2.2. Filing with the Board of Trade and Publication of Corporate Approvals

2.2.1.    Pursuant to item "I" of article 62 of the Brazilian Corporation Law, the minutes of the Issuer's Corporate Approval shall be duly filed with JUCETINS and published in the Issuer's Publication Journal (as defined below), pursuant to item "I" of article 289 of the Brazilian Corporation Law, without prejudice to the Issuer complying with other requirements that may be regulated by the CVM, pursuant to paragraph 5 of article 62 of the Brazilian Corporation Law.

2.2.2.    The minutes of the Corporate Approval of the Guarantor will be duly filed with JUCEMAT and published in the newspaper "Diário de Cuiabá" ("Guarantor's Publication Newspaper" and, together with the Issuer's Publication Newspaper, the "Publication Newspapers"), in accordance with the legislation in force.

2.2.3.    The Corporate Approval of the Issuer and the Corporate Approval of the Guarantor, as well as any other corporate acts related to the Issue and the Debentures that may be carried out after the registration of this Issue Deed with JUCETINS, shall also be (a) filed with the competent commercial registry within five (5) Business Days of their completion; and (b) published in the Publication Newspapers, as applicable, within five (5) Business Days as from their execution, observing that one (1) electronic copy (PDF) of the Corporate Approvals and other corporate acts must be sent to the Fiduciary Agent within five (5) Business Days after the date of effective filing of the corporate acts with the competent commercial registry.

2.3.    Filing of the Deed of Issue and Its Amendments with the Board of Trade

2.3.1.    Unless otherwise regulated by the CVM, pursuant to paragraph 5 of article 62 of the Brazilian Corporation Law, this Deed of Issue and any amendments thereto shall be filed with the JUCETINS by the Issuer within five (5) Business Days from the date of signature by all Parties. The Issuer shall deliver to the Fiduciary Agent one (1) original copy of this Deed of Issue and any amendments thereto filed with JUCETINS, within five (5) Business Days after the respective filing, without prejudice to the Issuer observing other requirements that may be regulated by the CVM, pursuant to paragraph 5 of article 62 of the Brazilian Corporation Law.

2.3.2.    This Deed of Issue will be amended to reflect the result of the Bookbuilding Procedure (as defined below), without the need for new corporate approval by the Issuer or a General Meeting of Bondholders (as defined below) ("Bookbuilding Amendment").

2.4. Registration of Collateral

2.4.1.    The Collateral Security Agreements (as defined below), as well as any subsequent amendments to these agreements, shall be entered into and registered with the competent registry offices and with the National Mining Agency ("ANM"), as applicable, as indicated and within the timeframe determined in the respective instruments, and the original copies (or, if applicable, the electronic copies, containing the digital seal of the respective registration) of the respective duly registered instrument shall be provided to the Fiduciary Agent, within the timeframes provided for in each Collateral Security Agreement (as defined below).

2.5.  Rite of Automatic Registration with the CVM and Exemption from Disclosure of Prospectus and Sheet

2.5.1.    The Offer will be registered with the CVM, pursuant to Law No. 6.385, of December 7, 1976, as amended ("Securities Market Law"), CVM Resolution 160 and other applicable legal, regulatory and self-regulatory provisions.

2.5.2.    The Offer is not subject to prior analysis by the CVM and its registration will be obtained automatically, under the terms of article 26, item V, paragraph "a" of CVM Resolution 160, as it is a public offering of securities of a company in the operational phase registered with the CVM and intended exclusively for Professional Investors (as defined below), subject to (i) the requirements listed in article 27, item "I", of CVM Resolution 160; and (ii) the exemption of preparation and presentation of the prospectus and the Offer sheet, in accordance with article 9, item "I", of CVM Resolution 160.

2.5.3.    In addition to the requirements and procedures listed in article 27 of CVM Resolution 160, the following documents must be disclosed on the websites of the Issuer, the Lead Manager (as defined below), B3 S.A. - Brasil, Bolsa, Balcão ("B3") and the CVM, the following documents: (i) the notice to the market of the Offering, pursuant to articles 13 and 57, paragraph 1 of CVM Resolution 160 ("Notice to the Market"), in order to broadly disclose the Offering and the application for automatic registration of the Offering; (ii) the announcement of the commencement of the Offering pursuant to articles 13 and 59, II, of CVM Resolution 160 ("Commencement Announcement"), in order to disclose the commencement of the distribution period of the Debentures; and (iii) the announcement of the closing of the Offering, pursuant to articles 13 and 76 of CVM Resolution 160 ("Closing Announcement"), in order to disclose the result of the Offering and the distribution of all the Debentures.

2.6.  Registration with the Brazilian Association of Financial and Capital Market Entities ("ANBIMA")

2.6.1.    The Offering shall be registered with ANBIMA, to be included in its database, within a maximum period of seven (7) days as from the date of disclosure of the Closing Announcement, pursuant to article 15 of the "Rules and Procedures for Public Offerings", in force since July 15, 2024 ("ANBIMA Rules and Procedures"), an integral part of “ANBIMA's Self-Regulatory Code for the Structuring, Coordination and Distribution of Public Offerings of Securities and Public Offerings for the Acquisition of Securities", in force since July 15, 2024, by sending the documentation described in articles 17 and 18 of ANBIMA's Rules and Procedures.

2.7. Offer Documents

2.7.1.    For the purposes of this Deed of Issue and the Offer, the following documents shall be deemed to be the "Offer Documents": (i) this Deed of Issue; (ii) the Commencement Announcement; (iii) Closing Announcement; (iv) application for registration of the Offer; (v) Notice to the Market; (vi) the Distribution Agreement (as defined below); (vii) the investment intentions collected within the scope of the Bookbuilding Procedure; (viii) the Guarantee Agreements, subject to the provisions of Clause 4.16 below; (ix) any other documents containing information that may influence the investment decision; and (x) any additions or supplements to the documents mentioned above.

2.8. Deposit for Distribution, Trading and Financial Settlement

2.8.1. The Debentures will be deposited to:

(a)    public distribution on the primary market through the MDA - Asset Distribution Module ("MDA"), managed and operated by B3, with the distribution being financially settled through B3; and

(b)    trading in the secondary market through CETIP21 - Títulos e Valores Mobiliários ("CETIP21"), managed and operated by B3, with trades being financially settled and the Debentures held in electronic custody at B3. Alternatively, the Debentures may be kept on record with the Bookkeeper (as defined below).

2.9.  Restriction on Trading the Debentures in the Secondary Market

2.9.1. The Debentures may only be traded among (a) Professional Investors, as of the distribution date; (b) Qualified Investors (as defined below), after six (6) months have elapsed since the closing date of the Offering, pursuant to article 86, item "II", paragraph "a" of CVM Resolution 160; and (c) the general investing public, after one (1) year has elapsed since the closing date of the Offering, pursuant to article 86, item "II", paragraph "b" of CVM Resolution 160. For the purposes of this Issue Deed, "Qualified Investor(s)" are those investors referred to in article 12 of CVM Resolution 30.

CLAUSE III - CORPORATE PURPOSE OF THE ISSUER AND CHARACTERISTICS OF THE ISSUE

3.1. Corporate Purpose of the Issuer

3.1.1.    The Issuer's corporate purpose is the (a) exploration, prospecting, industrialization and commercialization of minerals of any nature; (b) import and export of goods and products related to the main activity; (c) exploration and exploitation of mineral deposits throughout the national territory; and (d) participation in other companies, as a partner, shareholder or quotaholder.

3.2. Allocation of Resources

3.2.1.    The net funds raised by the Issuer through the Issue will be used to reinforce the Issuer's cash flow and ordinary business management.

3.2.2.    The Issuer shall send to the Fiduciary Agent a statement on letterhead and signed by a legal representative, attesting to the allocation of the net proceeds of this Issue, including the costs incurred with the expenses arising from the Issue, on an annual basis, as from the Issue Date, within sixty (60) days of the end of each financial year, until all the funds have been allocated or on the Maturity Date, whichever occurs first, and the Fiduciary Agent may request from the Issuer any clarifications and additional documents that may be necessary.

3.2.3. For the purposes of Clause 3.2.1 above, "net funds" shall mean the funds raised by the Issuer, by means of the payment of the Debentures, excluding the costs incurred to pay expenses arising from the Offer.

3.2.4.    Whenever requested in writing by authorities for the purposes of complying with the rules and requirements of regulatory and supervisory bodies, within ten (10) Business Days of receiving the request, or within a shorter period if so requested by any authority or determined by rule, the Issuer undertakes to send the Fiduciary Agent the documents which, at the discretion of the respective authorities or regulatory bodies, prove the use of the funds arising from the Debentures in the activities indicated above.

3.3.  Issue Number

3.3.1. This Deed of Issue constitutes the Issuer's 2nd (second) issue of debentures.

3.4.  Number of Series

3.4.1. The Issue will be carried out in a single series.

3.5.  Total Issue Value

3.5.1.    The total value of the Issue will be R$ 500,000,000.00 (five hundred million reais), on the Issue Date, distributed under a firm guarantee ("Total Value of the Issue").

3.6.  Placement and Distribution Procedure

3.6.1.    The Debentures will be the object of a public distribution offering, which will be subject to registration by the CVM through the automatic rite, pursuant to the Securities Market Law, CVM Resolution 160 and other applicable legal and regulatory provisions, and the "Coordination, Placement and Public Distribution Agreement under a Firm Placement Guarantee Regime, of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, of Aura Almas Mineração S.A." ("Distribution Agreement"), to be entered into between the Issuer, the Guarantor and a certain institution that is part of the securities distribution system ("Lead Coordinator"). ("Distribution Agreement"), to be entered into between the Issuer, the Guarantor and a certain institution that is part of the securities distribution system ("Lead Coordinator"), under the firm placement guarantee regime for the Total Amount of the Issue, as detailed within the scope of the Distribution Agreement.

3.6.2.    Under the terms of the Distribution Agreement, a procedure will be adopted to collect investment intentions, organized by the Lead Manager, without receiving reservations, without minimum or maximum lots, to verify, with Professional Investors, the demand for the Debentures and to define the final rate of remuneration applicable to the Debentures ("Bookbuilding Procedure"). The result of the Bookbuilding Procedure will be ratified by means of the Bookbuilding Amendment, pursuant to Annex II, prior to the Profitability Commencement Date, without the need for a new corporate resolution by any of the Parties or approval by the General Meeting of Debenture Holders.

3.6.3.    The Lead Manager shall organize the distribution plan, which shall comply with the procedure described in article 49 of CVM Resolution 160, as provided for in the Distribution Agreement ("Distribution Plan"). The Debenture Distribution Plan shall be drawn up pursuant to article 49 of CVM Resolution 160 and as provided for in the Distribution Agreement. Each Professional Investor is hereby informed that: (i) the disclosure of a prospectus, a term sheet and the use of a document of acceptance of the Offer have been waived in order to carry out the Offer; (ii) the CVM has not carried out or will carry out an analysis of the Offer documents or their terms and conditions; and (iii) there are restrictions on the resale of debt securities, pursuant to Chapter VII of CVM Resolution 160.

3.6.4.    Pursuant to article 57, paragraph 1 of CVM Resolution 160, the Offering may only go to market from the date on which the Notice to the Market is published. In this case, given that the Offer will be subject to automatic registration and intended exclusively for Professional Investors, it must remain on the market for at least three (3) Business Days, under the terms of § 3 of article 57 of CVM Resolution 160.

3.6.5.    The Debentures may be distributed by the Lead Manager upon obtaining the registration of the Offer with the CVM and as from the date of disclosure of the Announcement of Commencement, pursuant to article 13 of CVM Resolution 160, with simultaneous sending by the Lead Manager of the electronic version of the Announcement of Commencement to the CVM and B3, pursuant to paragraph 2 of article 59 of CVM Resolution 160 ("Distribution Period").

3.6.5.1.    Pursuant to CVM Resolution No. 30, of May 11, 2021, as amended ("CVM Resolution 30"), and for the purposes of the Offering, "Professional Investors" shall be those defined under the terms of article 11 of CVM Resolution 30.

3.6.5.2.    The social security systems established by the Federal Government, the States, the Federal District or the Municipalities are only considered Professional Investors if they are recognized as such in accordance with specific regulations issued by the Ministry of Social Security.

3.6.6.    The Issuer shall refrain from publicizing the Offering during the period: (i) beginning on the earliest date between: (a) the moment on which the Offering was approved by the Issuer by means of a deliberative act; or (b) the thirtieth (30th) day prior to the filing of the application for registration of the Offering with the CVM; and (ii) ending on the date of disclosure of the Offering Closing Announcement, subject to the exceptions provided for in article 11, paragraph 2, and article 12, both of CVM Resolution 160.

3.6.7.    There will be no advance reservations, and the Lead Manager, in accordance with Clause 3.6.2 above, will organize the Debenture Distribution Plan under the terms of CVM Resolution 160, targeting Professional Investors.

3.6.8.    There will be no preference for subscription of the Debentures by the Issuer's current shareholders.

3.6.9.    No liquidity support fund will be set up. A liquidity guarantee agreement may be signed for the Debentures, should the parties deem it necessary. There will also be no contract to stabilize the price of the Debentures on the secondary market.

3.6.10. Partial distribution of the Debentures will not be allowed.

3.7. Settlement and Bookkeeping Bank

3.7.1.    The settlement bank for this Issue will be Itaú Unibanco S.A., a financial institution with registered offices at Praça Alfredo Egydio de Souza Aranha, 100, Torre Olavo Setubal, CEP 04.344-902, City of São Paulo, State of São Paulo, registered with the CNPJ under number 60.701.190/0001-04 ("Settlement Bank", the definition of which includes any other institution that may succeed the Settlement Bank in providing settlement bank services within the scope of the Issue).

3.7.2.    The institution providing bookkeeping services for the Debentures will be Itaú Corretora de Valores S.A., a financial institution incorporated as a joint stock company, headquartered in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, nº 3.400, 3º andar, bairro Itaim Bibi, CEP 04.538-132, registered with the CNPJ under number 61.194.353/0001-64 ("Bookkeeper", the definition of which includes any other institution that may succeed the Bookkeeper in providing services relating to the Debentures).

3.7.3.    The Liquidating Bank and the Bookkeeper may be replaced at any time, subject to the approval of the Bondholders at a General Meeting of Bondholders, under the terms of Clause IX below.

3.8. Right to Receive Payments

3.8.1.    Those who hold Debentures at the end of the Business Day immediately preceding the respective payment date shall be entitled to receive any amount due to Debenture Holders under the terms of this Deed of Issue.

CLAUSE IV - GENERAL CHARACTERISTICS OF THE DEBENTURES

4.1. Basic Features

4.1.1.    Issue Date. For all legal purposes, the issue date of the Debentures shall be October 2, 2024 ("Issue Date").

4.1.2.    Profitability Start Date. For all legal purposes and effects, the start date of the profitability will be the first (1st) date of payment of the Debentures ("Profitability Start Date").

4.1.3.    Form, Type and Proof of Ownership. The Debentures shall be book-entry and nominative, without the issue of warrants or certificates. For all legal purposes, ownership of the Debentures shall be evidenced by the statement issued by the Bookkeeper and, additionally, with respect to Debentures that are electronically held in custody at B3, by the statement issued by B3 on behalf of the respective holder of the respective Debenture.

4.1.4.    Convertibility. The Debentures will be simple, i.e., not convertible into shares issued by the Issuer.

4.1.5. Type. The Debentures shall be of the type, pursuant to article 58 of the Securities Code, caput of the Brazilian Corporation Law.

4.1.6.    Term and Maturity Date. Except in the event of early maturity of the obligations arising from the Debentures, pursuant to this Indenture, redemption of all the Debentures arising from the Early Redemption Offer, Optional Early Redemption and Optional Acquisition (as defined below) with total cancellation of the Debentures, when the Issuer undertakes to pay the Debentures at their respective Nominal Unit Value or balance of the Nominal Unit Value, as the case may be, plus the Remuneration due, the Debentures shall have a term of 6 (six) years from the Issue Date, with a final maturity date of October 2, 2030 ("Maturity Date").

4.1.7.    Nominal Unit Value. The nominal unit value of the Debentures will be R$ 1,000.00 (one thousand reais), on the Issue Date ("Nominal Unit Value").

4.1.8. Number of Debentures. five hundred thousand (500,000) Debentures will be issued.

4.1.9.    Subscription Price and Form of Payment. The Debentures will be subscribed and paid up in cash, in local currency, at the time of subscription, at their Nominal Unit Value, in accordance with the settlement rules applicable to B3. If any Debenture is paid in on a different date after the Profitability Start Date, the payment shall consider its Nominal Unit Value, plus the Remuneration, calculated pro rata temporis from the Profitability Start Date until the date of its effective payment. The Debentures may be subscribed with a premium or discount, to be defined by the Lead Manager, when the Debentures are subscribed, it being understood that, if applicable, the premium or discount must be the same for all Debentures that are paid in on the same date.

4.2.  Monetary Update and Remuneration

4.2.1.  Monetary Restatement of Debentures.

4.2.1.1.  The Nominal Unit Value of the Debentures or the balance of the Nominal Unit Value will not be monetarily restated.

4.2.2.     Remuneration of the Debentures.

4.2.2.1.    On the Nominal Unit Value or the balance of the Nominal Unit Value of the Debentures, as the case may be, remunerative interest shall accrue, to be defined in the Bookbuilding Procedure and, in any event, limited to the accumulated variation of 100% (one hundred percent) of the average daily rates of the DI - one-day Interbank Deposit, "over extra-group", expressed as a percentage per annum, based on two hundred fifty-two (252) Business Days, calculated and disclosed daily by B3, in the daily information available on its website (http://www.b3.com.br) ("DI Rate"), plus a spread (surcharge) to be defined in accordance with the Bookbuilding Procedure and, in any case, limited to 1.75% (one whole and seventy-five hundredths percent) per year, based on two hundred and fifty-two (252) Business Days ("Remuneration").

4.2.2.2.    The Remuneration shall be calculated exponentially and cumulatively pro rata temporis per Business Days elapsed, levied on the Nominal Unit Value of the Debentures or on the balance of the Nominal Unit Value of the Debentures, as the case may be, from the Profitability Commencement Date, or the Remuneration Payment Date (as defined below) immediately preceding (inclusive), as applicable, until the Remuneration Payment Date in question, the payment date as a result of the early maturity of the obligations arising from the Debentures, under the terms of this Deed of Issue, the payment date for the redemption of all the Debentures arising from the Early Redemption Offer, the Optional Early Redemption and the Optional Acquisition, with total cancellation of the Debentures, whichever occurs first. Remuneration will be calculated according to the following formula:

J = VNe x (Interest Factor - 1)

Where:

J = unit value of the Remuneration due at the end of the Capitalization Period (as defined below), calculated to eight (8) decimal places, without rounding;

VNe =  Nominal Unit Value or balance of the Nominal Unit Value of the Debenture, informed/calculated to eight (8) decimal places, without rounding; and

Interest Factor =  Interest Factor composed of the fluctuation parameter plus spread calculated to nine (9) decimal places, with rounding. Calculated as follows:

Interest Factor = (DI Factor x Spread Factor)

Where:

DI Factor = product of the DI-Over Rates, using the percentage applied, from the start date of the Capitalization Period, inclusive, to the calculation date (exclusive), calculated to eight (8) decimal places, with rounding, follows:

Where:

nDI = total number of DI-Over Rates taken into account when updating the asset, where "nDI" is an integer;

TDIk = DI-Over Rate, expressed per day, calculated to 8 (eight) decimal places with rounding, calculated as follows:

DIk = DI-Over Rate, published by B3, valid for one (1) Business Day (overnight), used to 2 (two) decimal places;

dk= one (1); and

Spread Factor = fixed interest surcharge, calculated to nine (9) decimal places, rounded, as follows:

Where:

Spread = the spread rate as defined in the Bookbuilding Procedure, informed to four (4) decimal places;

DP = the number of working days between the last Capitalization Period and the current date, where "DP" is an integer.

Comments:

(i)    The daily factors are added together , and for each accumulated daily factor, the result is truncated to sixteen (16) decimal places and the next daily factor is applied, and so on until the last one is considered; and

(ii)    If the daily factors are accumulated, the resulting "DI Factor" will be considered to have eight (8) decimal places, with rounding;

(iii)    The factor resulting from the expression (DI Factor x Spread Factor) is considered to have nine (9) decimal places, with rounding;

(iv)    The DI Rate should be used considering the same number of decimal places as published by the body responsible for calculating it; and

(v)    Subject to the provisions of the paragraph below, if, at any time during the term of the Debentures, the DI Rate is not disclosed, the latest DI Rate available at the time shall be applied to calculate the Remuneration, and no compensation shall be due between the Issuer and the holder of the Debentures upon subsequent disclosure of the DI Rate that would be applicable.

4.2.2.3.    Should the DI Rate cease to be published for a period of more than thirty (30) days, be extinguished, or should it be legally impossible to apply the DI Rate for calculating the Remuneration, the Fiduciary Agent shall, within a maximum period of up to five (5) Business Days from the end of the aforementioned thirty (30) day period or from the event of extinction or inapplicability of the DI Rate, as the case may be, convene a General Meeting of Debenture Holders, in the manner and within the time limits stipulated in article 124 of the Brazilian Corporation Law and in this Deed of Issue, as defined in Clause IX below, the purpose of which will be for the Debenture Holders to resolve, in agreement with the Issuer, on the new Remuneration parameter, a parameter which must preserve the real value and the same levels of Remuneration. If there is no agreement on the new Remuneration parameter between the Issuer and the Debenture Holders, the Issuer shall redeem all of the Debentures, within a maximum period of thirty (30) calendar days from the closing date of the respective General Meeting of Debenture Holders or within a longer period that may be defined by mutual agreement at said meeting or on the Maturity Date, whichever occurs first, at their Unit Nominal Value or the balance of the Unit Nominal Value, as the case may be, plus the Remuneration due up to the effective redemption date, calculated pro rata temporis, as from the Debenture Return Start Date or the immediately preceding Remuneration Payment Date, as the case may be. Debentures redeemed pursuant to this Clause shall be canceled by the Issuer. In this alternative, in order to calculate the Remuneration of the Debentures to be redeemed, for each day of the period in which there are no rates, the last officially published DI Rate will be used.

4.2.2.4.    The Remuneration Capitalization Period ("Capitalization Period") is, for the first Capitalization Period, the time interval starting on the Return Commencement Date, inclusive, and ending on the first Remuneration Payment Date (exclusive), and, for the remaining Capitalization Periods, the time interval starting on the immediately preceding Remuneration Payment Date, inclusive, and ending on the subsequent Remuneration Payment Date (exclusive). Each Capitalization Period succeeds the previous one without solution of continuity, until the Maturity Date.

4.3.     Payment of Remuneration.

4.3.1.    Without prejudice to payments resulting from any early maturity of the obligations arising from the Debentures, under the terms of this Deed of Issue, redemption of all the Debentures resulting from the Early Redemption Offer, Optional Early Redemption and Optional Acquisition, under the terms of this Deed of Issue, the Remuneration shall be paid semi-annually, as from the Issue Date, with the first payment due on April 2, 2025, and the other payments always due on the two (2nd) day of the months of April and October of each year, until the Maturity Date (each, a "Remuneration Payment Date").

4.3.2.    Those who are Debenture Holders at the end of the Business Day preceding each Payment Date provided for in the Deed of Issue shall be entitled to payments on the Debentures.

4.4.    Amortization of the Balance of the Nominal Unit Value

4.4.1.    Without prejudice to payments resulting from any early maturity of the obligations arising from the Debentures, pursuant to this Indenture, redemption of all Debentures resulting from the Early Redemption Offer, Optional Early Redemption and Optional Acquisition, with total cancellation of the Debentures, the Nominal Unit Value or balance of the Nominal Unit Value of the Debentures, as the case may be, shall be amortized in seven (7) installments, always due in the months of April and October of each year, with the first installment due on October 2, 2027, and the remaining installments due on each of the respective Debenture amortization dates, in accordance with the dates indicated in the second (2nd) column of the table below (each, a "Debenture Amortization Date") and the percentages provided for in the 3rd (third) column of the table below:

Tranche	Debenture Amortization Date	Percentage of the Balance of the Nominal Unit Value of the Debentures
1	02/10/2027	14,2857%
2	02/04/2028	16,6667%
3	02/10/2028	20,0000%
4	02/04/2029	25,0000%
5	02/10/2029	33,3333%
6	02/04/2030	50,0000%
7	Due Date	100,0000%

4.5.  Place of Payment

4.5.1.    The payments to which the Debentures are entitled shall be made by the Issuer on the respective due date using, as the case may be: (i) the operating procedures adopted by B3 for Debentures held in electronic custody therein; and/or (ii) the procedures adopted by the Bookkeeper, for Debentures not held in electronic custody at B3.

4.6. Extension of Deadlines

4.6.1.    The deadlines for the payment of any obligation shall be deemed extended until the first (1st) subsequent Business Day, without the addition of interest or any other late payment charge to the amounts to be paid, if the due date coincides with a day on which there is no banking business in the place of payment of the Debentures, except in cases where payments must be made through B3, in which case there will only be an extension when the payment date coincides with a national holiday declared in the Federative Republic of Brazil, Saturday or Sunday.

4.6.2.    For the purposes of this Deed of Issue, "Business Day(s)" means (i) in relation to any pecuniary obligation, including for calculation purposes, any day that is not a Saturday, Sunday or national holiday declared in the Federative Republic of Brazil; and (ii) in relation to any non-pecuniary obligation provided for in this Deed of Issue, any day on which commercial banks in the City of Almas, State of Tocantins, are open for business, and which is not a Saturday or Sunday. When the indication of the term counted by day in this Issue Deed is not accompanied by the indication of "Business Day(s)", it is understood that the term is counted in calendar days.

4.7. Late payment charges

4.7.1.    Without prejudice to the Remuneration, in the event of default in the payment of any amount owed to the Bondholders, the debts in arrears will be subject, from the date of default until the date of actual payment, regardless of notice or judicial or extrajudicial notification or interpellation, to: (i) default interest at the rate of one percent (1%) per month on the amount due, calculated pro rata temporis; and (ii) a conventional, irreducible and non-compensatory fine of two percent (2%) on the amount due and not paid ("Default Charges").

4.8. Decay of accrual rights

4.8.1.    Without prejudice to the provisions of Clause 4.7.1 above, the non-attendance of the

Debenture Holder to receive the amount corresponding to any of the Issuer's pecuniary obligations, on the dates provided for in this Deed of Issue, or in a notice published by the Issuer in the newspaper indicated in Clause 4.12.1 below, shall not entitle it to the Remuneration and/or Late Payment Charges for the period relating to the delay in receipt, although it shall be assured of the rights acquired up to the date of the respective due date or payment.

4.9. Possibility of Dismemberment

4.10.    It will not be permitted to split up the Nominal Unit Value, the Remuneration and the other rights granted to the Debenture Holders, under the terms of item "IX" of article 59 of the Corporations Law.

4.11. Scheduled Renegotiation

4.11.1. There will be no scheduled renegotiation of the Debentures.

4.12. Advertising

4.12.1.    All acts and decisions to be taken as a result of this Issue which, in any way, may involve the interests of the Debenture Holders, must be mandatorily communicated in the form of notices, in the newspaper "Daqui" or another newspaper that may be designated for this purpose by the general shareholders' meeting of the Issuer ("Issuer's Publication Newspaper"), as well as on the Issuer's website (https://www.auraminerals.com/investidores/documentos-regulatorios-outros/) ("Notices to Bondholders"), in compliance with article 289 of the Brazilian Corporation Law and the exceptions imposed by CVM Resolution 160 in relation to the publicity of the Offering and the legal deadlines, the Issuer shall notify the Fiduciary Agent and B3 of any such publication on the date on which it is made, it being understood that, should the Issuer change its newspaper of publication after the Issue Date, it shall send notice to the Fiduciary Agent informing the new vehicle for disclosure of its information.

4.13. Immunity of Bondholders

4.13.1.    In the event that any Debenture Holder enjoys any type of tax immunity or exemption, it must send to the Settlement Bank and the Issuer, at least ten (10) Business Days prior to the date set for receiving any amounts relating to the Debentures, documentation proving such tax immunity or exemption, it being understood that, in the event that the Debenture Holder does not send such documentation, the Issuer will withhold the taxes provided for in the tax legislation in force from the income of such Debenture Holder.

4.13.2.    The Debenture Holder who has submitted documentation proving his or her tax immunity or exemption status, pursuant to the Clause above, and who has this status altered by a normative provision, or for failing to meet the conditions and requirements that may be prescribed in the applicable legal provision, or for having this condition questioned by a competent judicial, fiscal or regulatory authority, it must communicate this fact, in detail and in writing, to the Settling Bank and the Bookkeeper, as well as provide any additional information on the subject that may be requested of it by the Settling Bank, the Bookkeeper or the Issuer.

4.14. Risk classification

4.14.1.    Standard & Poor's Ratings do Brasil Ltda. ("Rating Agency") was hired as the rating agency for the offer, to assign a rating to the Debentures. During the term of the Debentures, the Issuer shall retain a Risk Rating Agency for the annual update, until the Maturity Date, of the updated rating of the Debentures, observing that the rating shall be widely disclosed to the market throughout the term of the Debentures.

4.14.2.    The Risk Rating Agency hired may, at any time, be replaced by any of the following agencies: (i) Fitch Ratings do Brasil or (ii) Moody's América Latina Ltda., without the need for prior approval by the Bondholders, and the Issuer must notify the Fiduciary Agent within five (5) Business Days of hiring the new Risk Rating Agency.

4.14.3.    The Issuer shall (i) disclose and allow the Rating Agency to widely disclose to the market the reports with the summaries of the risk ratings; and (ii) to deliver to the Fiduciary Agent, on an annual basis, the risk rating reports prepared by the Risk Rating Agency within 5 (five) Business Days from the date of their receipt.

4.15. Foreign Corporate Guarantee

4.15.1.    Without prejudice to the provisions of Clause 4.16 below, the Debentures shall have a foreign corporate guarantee (“corporate guarantee”) governed by the laws of the British Virgin Islands, provided by Aura Minerals, as a guarantee of the faithful, punctual and full payment of the Guaranteed Obligations, to be constituted independently and honored upon simple demand by the Debenture Holders (first demand guarantee) ("Foreign Corporate Guarantee"). The Foreign Corporate Guarantee shall be granted in a separate instrument, which shall be executed and duly vested with all formalities, until the Profitability Commencement Date, in favor of the Fiduciary Agent, as representative of the Bondholders ("Foreign Corporate Guarantee Agreement").

4.15.2.    The provision by Aura Minerals of the Foreign Corporate Guarantee, as well as its validity and enforceability under the laws of the British Virgin Islands, will be confirmed to the Fiduciary Agent, in its capacity as representative of the Bondholders, by means of an opinion legal document issued and delivered by a specialized law firm of such foreign jurisdiction addressed to the Trustee.

4.15.3.    It is up to the Fiduciary Agent to request the judicial or extrajudicial execution of the Foreign Corporate Guarantee, in accordance with the role assigned to it in this Deed of Issue, in particular in Clause 4.15.6 below, and it may even hire a law firm and/or representative abroad, once any hypothesis of insufficient payment of any Guaranteed Obligations is verified. The Foreign Corporate Guarantee is limited to the total amount of the Guaranteed Obligations and may be executed and demanded by the Fiduciary Agent as many times as necessary until the full and effective settlement of all the Guaranteed Obligations, it being certain that the non-execution of the Foreign Corporate Guarantee by the Fiduciary Agent shall not give rise, in any event, to loss of the right to execute the Foreign Corporate Guarantee by the Bondholders or waiver of any rights by the Bondholders.

4.15.4.    The subscription, payment and/or acquisition of the Debentures by the Debenture Holders shall imply their knowledge of and consent to the need to enforce the Foreign Corporate Guarantee before the competent foreign courts, given that the Foreign Corporate Guarantee is governed by the laws of the British Virgin Islands. The Debenture Holder waives any claims, actions and/or questions before the Fiduciary Agent (whether in the judicial, administrative or other spheres) as well as any damage caused by the non-adoption of its exculpation by Brazilian laws in the national territory. By acquiring the Debentures, the Debenture Holder automatically declares itself aware of and in agreement with all the risks involved in adopting this procedure, exempting the Fiduciary Agent from any responsibility in this regard.

4.15.5.    In the event of the foreclosure of the Foreign Corporate Guarantee, the Fiduciary Agent shall be responsible for calling a General Meeting of Bondholders, so that the Bondholders, on such occasion, may decide on the choice of a representative, consultant or lawyer who shall conduct and request the judicial or extrajudicial foreclosure of the Foreign Corporate Guarantee in the event of any Event of Default, under the terms of this Deed of Issuance. The Bondholders are aware and agree that the procedure for foreclosure of the Foreign Corporate Guarantee shall be conducted by a third party hired by the Bondholders exclusively for this purpose, and the Fiduciary Agent shall be responsible for monitoring said procedures and representing the Bondholders, if so resolved by the General Meeting of Bondholders.

4.15.6.    Once the Issuer proves full compliance with the Guaranteed Obligations, the Foreign Corporate Guarantee shall be deemed released and Aura Minerals discharged, and the Fiduciary Agent shall take all measures to formalize the release and discharge of Aura Minerals under said guarantee within three (3) Business Days of said proof, it being understood that no General Meeting of Bondholders or any consent of Bondholders shall be required to formalize the release of the Foreign Corporate Guarantee.

4.15.7.    The Issuer undertakes to deliver to the Trustee, by the Profitability Commencement Date, the Foreign Corporate Guarantee instrument duly covered by all applicable legal formalities, both domestic and foreign, as well as a copy of the legal opinion of the specialized legal advisor in the jurisdiction of Aura Minerals, it being understood that any payment made by Aura Minerals must be made outside the scope of B3 within five (5) Business Days.

4.16. Real guarantees

4.16.1.    In guarantee of the faithful, punctual and full payment and/or compliance (on each Debenture Amortization Date and/or Remuneration Payment Date) and full payment of the Total Issue Amount, due under the terms of this Issue Indenture, plus Remuneration and Late Payment Charges, as applicable, as well as other present and future pecuniary obligations, principal and ancillary, provided for in this Issue Indenture and in the Guarantee Agreements (as defined below), including legal fees, expenses, costs, charges, taxes, reimbursements or indemnities, as well as the obligations relating to the Settling Bank, the Bookkeeper, B3, the Trustee and other service providers involved in the Issue, as well as the Trustee's fees and judicial and extrajudicial expenses necessary and demonstrably incurred by the Trustee or the Bondholders, including, in the constitution, formalization, execution and/or excision of the guarantees provided for in this Issue Deed ("Guaranteed Obligations"), the following in rem guarantees shall be constituted, subject to the provisions of Clauses 4.16.2 to 4.16.5 below (items "i" to "vii" below, the "Real Guarantees" and, together with the Foreign Corporate Guarantee, the "Guarantees"):

(i)	fiduciary alienation of all the shares issued by the Guarantor held by Aura Minerals and Growth Investment ("Quotaholder Partners of the Guarantor"), as well as (a) all shares: (1) derived from a split, reverse split or bonus, including through the exchange, sale or any other form of disposal of the shares issued by the Guarantor and any assets or securities into which the shares/quotas issued by the Guarantor are converted (including any deposits, bonds or securities); (2) arising from the subscription of new shares representing the share capital of the Guarantor, as well as subscription warrants, convertible debentures, beneficiary shares, certificates, bonds or other securities convertible into shares, related to the corporate participation of the Quota Shareholders of the Guarantor in the Guarantor; and (3) issued by the Guarantor received, conferred and/or acquired by the Guarantor's Quota Holders (directly or indirectly) through consolidation, merger, spin-off, incorporation, exchange, substitution, division, reorganization or in any other manner (subject to the restrictions set forth in the Quotas Fiduciary Alienation Agreement (as defined below) and in this Issue Deed, as applicable), whether such shares or rights are currently or in the future held by the Quota Holders of the Guarantor (collectively, the "Quotas"), and (b) all dividends (in cash, in kind or in kind) on the Quotas through the distribution of new shares), profits, fruits, income, payments, credits, remuneration, bonuses, economic rights, interest on equity, distributions, reimbursement of capital, bonuses and other amounts actually credited, paid, delivered, received or to be received or otherwise distributed to the Quota Members of the Guarantor by virtue of their ownership of the Quotas, without limitation, all preferences and advantages that are expressly attributed to the Quotas, in any capacity whatsoever, including profits, proceeds arising from the flow of dividends, interest on equity, amounts due on account of capital reduction, amortization, redemption, reimbursement or other operation and all other proceeds or amounts that in any other way have been and/or will be declared and have not yet been distributed, including through the exchange, sale or any other form of disposal or alienation of the Quotas, and any assets, securities or securities into which the Quotas are converted (including any deposits, securities or securities) ("Fiduciarily Alienated Quotas" and "Fiduciary Alienation of Quotas", respectively), under the terms of the "Private Instrument of Fiduciary Disposal of Quotas and Other Covenants" to be entered into between the Quota Shareholders of the Guarantor, in their capacity as sellers, the Fiduciary Agent, in its capacity as fiduciary creditor, the Guarantor and the Issuer, in their capacity as consenting parties ("Fiduciary Disposal of Quotas Agreement");

(ii)	pledge of the mining rights represented by ANM Process No. 866.428/2002, related to the mining rights in the area referred to by the Guarantor as the X1 area, owned by the Guarantor, as listed in the Guarantor's Mining Rights Pledge Agreement (as defined below) ("Guarantor's Mining Rights"), as well as any mining rights relating to any mining concessions and future rights that may be acquired, granted or transferred to the Guarantor in any way (including, without limitation, any mining rights transferred to the Guarantor as a result of any merger, consolidation, spin-off, exchange, corporate reorganization or the like), even if said mining right of the Guarantor is in addition to or in substitution of any Mining Right held by the Guarantor ("Pledge of Mining Rights of the Guarantor" and, together with the Fiduciary Disposal of Quotas, the "Guarantees with Immediate Effect"), under the terms of the "Private Instrument of Pledge of Mining Rights and Other Covenants", to be entered into between the Guarantor, as pledgor, the Fiduciary Agent, as creditor and the Issuer, as consenting party ("Guarantor's Mining Rights Pledge Agreement" and, together with the Quota Fiduciary Alienation Agreement, the "Immediately Effective Guarantee Agreements");

(iii)	fiduciary alienation, under Suspensive Condition, of all shares issued by the Issuer and held by Aura Minerals and Growth Investment ("Issuer's Shareholders"), as well as (a) all shares: (1) derived from a stock split, (2) arising from the subscription of new shares representing the Issuer's share capital, as well as from the subscription of new shares representing the Issuer's share capital, including through the exchange, sale or any other form of disposal of the shares issued by the Issuer and any assets or securities into which the shares issued by the Issuer are converted (including any deposits, bonds or securities); (2) arising from the subscription of new shares representing the Issuer's share capital, as well as subscription warrants, convertible debentures, beneficiary parts, certificates, bonds or other securities convertible into shares, related to the corporate participation of the Issuer's Shareholders in the Issuer; and (3) issued by the Issuer received, conferred and/or acquired by the Issuer's Shareholders (directly or indirectly) by way of consolidation, merger, demerger, incorporation, exchange, substitution, division, corporate reorganization or otherwise (subject to the restrictions provided for in the Share Fiduciary Alienation Agreement (as defined below) and in this Deed of Issue, as applicable), whether such shares or rights are currently or in the future held by the Issuer's Shareholders (collectively, the "Shares"), and (b) all dividends (in cash, in kind or through the distribution of new shares), profits, fruits, income, payments, credits, remuneration, bonuses, economic rights, interest on equity, distributions, reimbursement of capital, bonuses and other amounts actually credited, paid, delivered, received or to be received or otherwise distributed to the Issuer's Shareholders by reason of the ownership of the Shares, without limiting all preferences and advantages that are expressly attributed to the Shares, in any capacity whatsoever, including profits, proceeds arising from the flow of dividends, interest on equity, amounts due on account of capital reduction, amortization, redemption, reimbursement or other operation and all other proceeds or amounts that in any other way have been and/or will be declared and have not yet been distributed, including through the exchange, sale or any other form of disposition or disposal of the Shares, and any property, securities or securities into which the Shares are converted (including any deposits, securities) ("Fiduciarily Disposed Shares" and "Fiduciary Disposal of Shares", respectively), under the terms of the "Private Instrument of Fiduciary Disposal of Shares and Other Covenants" to be entered into, under a Suspensive Condition, between the Issuer's Shareholders, as disposers, the Fiduciary Agent, as fiduciary creditor, and the Issuer, as consenting party ("Fiduciary Disposal of Shares Agreement"); and

(iv)	pledge, under Suspensive Condition, of the mining rights represented by ANM Processes 862.224/1980 and 860.128/1983, held by the Issuer, as listed in the Issuer's Mining Rights Pledge Agreement (as defined below) ("Issuer's Mining Rights"), as well as mining rights relating to any mining concessions and future rights that may be acquired, granted or transferred to the Issuer in any way (including, without limitation, any mining rights transferred to the Issuer).

as a result of any merger, consolidation, spin-off, exchange, corporate reorganization or the like), even if said Mining Right of the Issuer is in addition to or in substitution of any mining right held by the Issuer ("Pledge of Mining Rights of the Issuer" and, together with the Fiduciary Sale of Shares, the "Guarantees Under Suspensive Condition"), under the terms of the "Private Instrument of Pledge of Mining Rights and Other Covenants", to be entered into between the Issuer, as pledgor, and the Fiduciary Agent, as creditor ("Issuer's Mining Rights Pledge Agreement" and, together with the Share Fiduciary Alienation Agreement, the "Guarantee Agreements Under Suspensive Condition" and, together with the Guarantee Agreements with Immediate Effectiveness, the "Real Guarantee Agreements" and the Real Guarantee Agreements together with the Foreign Corporate Guarantee Agreement, the "Guarantee Agreements").

4.16.2. The full effectiveness of the Guarantee Agreements under Suspensive Condition shall be conditioned, pursuant to article 125 of the Civil Code, to the full discharge of the obligations arising from the Issuer's First Issue ("Suspensive Condition"). The Issuer shall prove the implementation of the Suspensive Condition by means of (i) the release of the Issuer's First Issue Collateral (as defined below), before the competent title and document registry offices; and (ii) sending a copy of the document evidencing the release of the First Issue Mining Pledge (as defined below) before the ANM, as applicable, without prejudice to compliance with the other formalities provided for in each Issuer's First Issue Collateral Agreement (as defined below).

4.16.3.    Once the Suspensive Condition has been implemented, the Suspensive Condition Guarantee Agreements will automatically become fully effective and enforceable, regardless of any amendment, notification, signing of any other document, formality or performance of any other act by any of the Parties or third parties;.

4.16.3.1.    The Guarantees with Immediate Effectiveness shall be released, under the terms and conditions set forth in each of the Guarantee Contracts with Immediate Effectiveness, upon verification of (i) implementation of the Suspensive Condition, evidenced by the release of the Real Guarantees of the Issuer's First Issue, subject to the provisions of Clause 4.16.2 above; and (ii) completion of the registration of the Issuer's Mining Rights Pledge before the competent securities and documents registry office and the ANM ("Resolutive Condition").

4.16.3.2.    This Clause 4 shall be amended, by means of an amendment to this Deed of Issue, to reflect the updated description of the Real Guarantees and the alteration of the Parties, under the terms of the model amendment provided for in Annex V to this Deed of the Issue, without the need for a new corporate resolution by any of the Parties or approval by the General Meeting of Bondholders.

4.16.4    The Fiduciary Agent and/or the Bondholders may execute the Guarantees simultaneously or in any order, as many times as necessary, noting that this shall not mean the waiver of any right or the right to use this right in the future, until the total settlement of the Guaranteed Obligations. The other terms and conditions of the Collateral Guarantees are set out in the respective Guarantee Agreements with Immediate Effect.

4.16.5.    The Guarantees mentioned in the Clauses above shall be granted irrevocably and irreversibly by the Issuer and the Guarantor, as applicable, and shall be valid until the full settlement of the Guaranteed Obligations, subject to the provisions of Clause 4.16.3.1 above, with regard to Immediately Effective Guarantees.

4.16.6.    For the purposes of this Issue Deed:

(i)	"Guarantee Agreements of the Issuer's First Issue": means the Guarantee Agreements (as defined in the Indenture of the Issuer's First Issue), namely: (i) the Fiduciary Alienation in Guarantee Agreement; and (ii) the Pledge Agreement;

(ii)	"Deed of the Issuer's First Issue": means the "Private Instrument of Deed of Public Issue of Simple Debentures, Non-Convertible into Shares, of the Type with Additional Real and Fiduciary Guarantee, in a Single Series, of the First (1st) Issue of Aura Almas Mineração S.A."

(iii)	"Real Guarantees of the First Issue of the Issuer": means the Fiduciary Alienation and the Mining Pledge (as defined in the Deed of the First Issue of the Issuer);

(iv)	"First Issue Mining Pledge": means the pledge constituted over the mining rights held by the Issuer, in favor of the debenture holders of the Issuer's First Issue, under the terms of the "Private Instrument of Pledge of Mining Concessions and Other Covenants", entered into between the Issuer and the Fiduciary Agent on July 13, 2021.

(v)	"First Issue of the Issuer": means the first issue of simple debentures, not convertible into shares, of the type with a real and additional fiduciary guarantee, in a single series, of the Issuer.

CLAUSE V - OFFER OF EARLY REDEMPTION, OPTIONAL EARLY REDEMPTION, EXTRAORDINARY AMORTIZATION AND OPTIONAL ACQUISITION

5.1.1.    Early Redemption Offer. The Issuer may, at its sole discretion, at any time, make an offer for the early redemption of all the Debentures, addressed to all Debenture Holders, all Debenture Holders being guaranteed equal conditions to accept the redemption of the Debentures held by them ("Early Redemption Offer"). The Early Redemption Offer will be operationalized follows.

5.1.1.1.    The Issuer shall carry out the Early Redemption Offer by means of an individual communication sent to the Bondholders, with a copy to the Fiduciary Agent and to B3, or publication of an announcement, pursuant to Clause 4.12.1 above, with notice to B3 ("Early Redemption Offer Notice") fifteen (15) days prior to the date on which the Early Redemption Offer is to be carried out, and said notice shall state: (i) that the Early Redemption Offer shall relate to all of the Debentures, subject to the provisions regarding the possibility of partial redemption of the Debentures of the Debenture Holders who accept the Early Redemption Offer, as set forth in Clause 5.1.1.3 below (ii) the amount of the redemption premium, if any, which may not be negative; (iii) the form of manifestation, to the Issuer, with a copy to the Fiduciary Agent, by the Debenture Holder who accepts the Early Redemption Offer; (iv) the effective date for the redemption of the Debentures and payment to the Debenture Holders, which must be a Business Day; and (v) other information necessary for decision making and operationalization by the Debenture Holders.

5.1.1.2.    After the publication of the terms of the Early Redemption Offer, the Debenture Holders who opt to adhere to said offer will have to inform the Issuer, with a copy to the Fiduciary Agent, and formalize their adherence in the B3 system, within the term and form set forth in the Early Redemption Offer Communication, which will take place on a single date for all the Debentures subject to the Early Redemption Offer, observing that the Issuer may only redeem early the quantity of Debentures that has been indicated by their respective holders in adhesion to the Early Redemption Offer.

5.1.1.3.    The Issuer may not make an offer for partial early redemption of the Debentures, observing, however, that: (i) the Debentures of those Debenture Holders who accept and adhere to the Early Redemption Offer must be redeemed, even if all the Debenture Holders have not accepted the Early Redemption Offer; and (ii) there will be no drawing of lots for the Debentures to be redeemed in the event provided for in item "(i)" above.

5.1.1.4.    The Issuer may make the Early Redemption Offer conditional on its acceptance by a minimum percentage of Debentures, to be defined by the Issuer when the Early Redemption Offer is made. This percentage shall be stipulated in the Early Redemption Offer Communication.

5.1.1.5.    The amount to be paid to the Debenture Holders will be equivalent to the Nominal Unit Value of the Debentures or the balance of the Nominal Unit Value of the

Debentures to be redeemed, plus (i) the Remuneration, calculated pro rata temporis from the Return Commencement Date, or the immediately preceding Remuneration Payment Date, as the case may be, up to the date of the effective redemption of the Debentures subject to the Early Redemption Offer and other charges due and unpaid up to the date of the Early Redemption Offer; and (ii) if applicable, the redemption premium indicated in the Early Redemption Offer Communication.

5.1.1.6.    Debentures redeemed by the Issuer pursuant to this Clause shall be compulsorily canceled.

5.1.1.7.    Early redemption arising from the Early Redemption Offer for Debentures held in electronic custody at B3 will follow the settlement procedures adopted by B3. If the Debentures are not held in electronic custody at B3, it will be carried out through the Bookkeeper.

5.1.1.8.    B3 shall be notified by the Issuer of the early redemption arising from the Early Redemption Offer at least three (3) Business Days prior to the effective date of its realization, by means of a joint correspondence with the Fiduciary Agent.

5.1.2.    Optional Early Redemption. The Issuer may, at its sole discretion, after thirty-six (36) months from the Issue Date, i.e., from October 2, 2027 (exclusive), carry out the full optional early redemption of the Debentures ("Optional Early Redemption").

5.1.2.1.    On the occasion of the Optional Early Redemption, the amount owed by the Issuer will be equivalent to the Nominal Unit Value or the balance of the Nominal Unit Value of the Debentures, as the case may be, plus the Remuneration, calculated pro rata temporis from the Return Commencement Date, or the immediately preceding Remuneration Payment Date, as the case may be, up to the date of the effective Optional Early Redemption ("Optional Early Redemption Date") and other charges due and unpaid up to the Optional Early Redemption Date, and plus a premium equivalent to 1.50% (one whole and fifty hundredths percent) per annum, based on two hundred and fifty-two (252) Business Days, levied on the Nominal Unit Value or the balance of the Nominal Unit Value, plus the respective Remuneration, calculated pro rata temporis from the date of the Optional Early Redemption until the Maturity Date, provided that the amount of the Optional Early Redemption shall be calculated in accordance with the formula below ("Optional Early Redemption Amount"):

VRA= (Vne + J) ∗ [(1 + P)]( )

Where:

VRA = Optional Early Redemption Amount;

Vne = Nominal Unit Value or balance of the Nominal Unit Value;

J = Remuneration, calculated pro rata temporis from the Debentures' Yield Commencement Date or the immediately preceding Remuneration Payment Date, as the case may be, until the actual payment date;

P = premium as provided for in Clause 5.1.2.1 above; and

Pr = number of Business Days from the Optional Early Redemption Date to the Maturity Date.

5.1.2.2.    If the date of the Optional Early Redemption coincides with a Remuneration Payment Date, the premium provided for in Clause 5.1.2.1 above shall be calculated on the Unit Par Value or the balance of the Unit Par Value, as the case may be, after said payment.

5.1.2.3.    The Optional Early Redemption shall only be carried out by sending an individual communication to the Bondholders, with a copy to the Fiduciary Agent and to B3, or publication of an announcement, pursuant to Clause 4.12.1 above, with communication to B3, pursuant to Clause 5.1.2.5 below, 3 (three) Business Days in advance of the date on which the effective Optional Early Redemption is intended to take place, and said notice must include: (i) the date of the Optional Early Redemption, which shall be a Business Day; (ii) mention that the amount corresponding to the payment shall be the Nominal Unit Value of the Debentures or the balance of the Nominal Unit Value of the Debentures, as the case may be; plus (a) the Remuneration; and (b) the redemption premium, calculated as provided for in Clause 5.1.2.1 above; and (iii) any other information necessary for the operation of the Optional Early Redemption.

5.1.2.4.    Optional Early Redemption for Debentures held in electronic custody at B3 will follow the event settlement procedures adopted by B3. If the Debentures are not held in electronic custody at B3, the Optional Early Redemption will be carried out through the Bookkeeper.

5.1.2.5.    B3 shall be notified by the Issuer of the Optional Early Redemption at least three (3) Business Days prior to the effective date of its realization, by means of a joint correspondence with the Fiduciary Agent.

5.1.2.6.    Debentures redeemed by the Issuer pursuant to this Clause shall be compulsorily canceled.

5.1.2.7.    Partial optional early redemption of the Debentures will not be allowed.

5.2.    Extraordinary Redemption. No extraordinary amortization of the Debentures will be allowed.

5.3.    Optional acquisition

5.3.1.    The Issuer may, at any time, acquire Outstanding Debentures, subject to the provisions of article 55, paragraph 3, of the Brazilian Corporation Law and CVM Resolution No. 77, of March 29, 2022, as amended ("CVM Resolution 77") and/or any supervening CVM regulation that may replace it, and this fact must be included in the Issuer's management report and financial statements.

5.3.2.    The Debentures acquired by the Issuer pursuant to this Clause may, at the Issuer's discretion, be canceled, remain in the Issuer's treasury, or be placed back on the market, subject to the restrictions imposed by CVM Resolution 160. The Debentures acquired by the Issuer to remain in treasury, pursuant to this Clause, if and when placed back on the market, shall be entitled to the same Remuneration applicable to the other Debentures ("Optional Acquisition").

5.3.3.    If the Issuer intends to acquire Debentures for an amount greater than the Discounted Nominal Value, it must, prior to the acquisition, notify the Fiduciary Agent and all the holders of the respective Debentures of its intention, under the terms and conditions established in CVM Resolution 77. In the event of cancellation of the Debentures, this Deed of Issue shall be amended to reflect such cancellation.

CLAUSE VI - EARLY MATURITY

6.1.    Once the provisions of Clauses 6.2 to 6.10 have been met, the Fiduciary Agent shall consider all obligations arising from the Debentures to be due in advance and promptly demand payment, by the Issuer, of the Nominal Unit Value or balance of the Nominal Unit Value, plus the Remuneration due, calculated pro rata temporis, and the Late Payment Charges and fines, if any, incurred up to the date of their effective payment, or, as applicable, convene a General Meeting of Debenture Holders (as defined below), under the terms of this Deed of Issue, to resolve on the non-declaration of early maturity of all the obligations subject to this Deed of Issue, in the event of any of the situations provided for in this Clause, respecting the respective applicable cure periods (each of these events, an "Event of Default"):

(i)    default by the Issuer, Aura Minerals or the Guarantor of any pecuniary obligation relating to the Debentures and/or provided for in this Deed of Issue and/or in any of the other Guarantee Agreements, on the respective payment date, not remedied within two (2) Business Days;

(ii)    liquidation, dissolution or extinction of the Issuer, Aura Minerals and the Guarantor, the Quotaholders of the Guarantor, and the Shareholders of the Issuer, unless as a result of a Permitted Transaction (as defined below);

(iii)    (a) decree of bankruptcy (or similar situation) of the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor, and the Issuer's Shareholders; (b) request for self-bankruptcy (or similar situation) formulated by the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor or the Issuer's Shareholders; (c) a request for bankruptcy (or similar situation) by the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor or the Issuer's Shareholders, made by third parties, which is not resolved within the legal period; (d) a request for judicial reorganization or out-of-court reorganization (or similar situations) by the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor or the Issuer's Shareholders; (e) a request by the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor or the Issuer's Shareholders for the judicial anticipation provided for in paragraph 12 of article 6 of Law 11.101, of February 9, 2005, as in force ("Law 11.101"), or any preparatory, anticipatory or similar measures for judicial or out-of-court reorganization, including in another jurisdiction; (f) the filing by the Issuer, the Guarantor, Aura Minerals, the Quota Partners of the Guarantor or the Issuer's Shareholders of an out-of-court reorganization plan with any creditor or class of creditors, regardless of whether judicial approval of said plan has been requested or obtained, or any other similar measures in another jurisdiction; (g) proposal by the Issuer, the Guarantor, Aura Minerals, the Quota Partners of the Guarantor or the Shareholders of the Issuer for conciliations and mediations prior or incidental to the judicial reorganization process, regardless of whether judicial approval of said proposal has been requested or obtained, or any other similar measures in another jurisdiction; (h) a request by the Issuer, the Guarantor, Aura Minerals, the Guarantor's Quotaholding Partners or the Issuer's Shareholders to suspend the enforcement of debts, or any anticipatory judicial measures aimed at suspending or altering the payments provided for in this Deed of Issue, or any other similar measures in another jurisdiction; or (i) the Issuer, the Guarantor, Aura Minerals, the Quotaholding Partners of the Guarantor or the Issuer's Shareholders filing for judicial reorganization in court, regardless of whether the reorganization has been granted or granted by the competent judge, or any other similar measures in another jurisdiction;

(iv)    transformation of the corporate form of the Issuer from a joint stock company to any other type of company, pursuant to articles 220 to 222 of the Brazilian Corporate Law;

(v)    early maturity of any financial debt of the Issuer, the Guarantor and/or any subsidiaries of such parties in Brazil, if any, even if as guarantor, in an individual or aggregate amount equal to or greater than R$ 1,000,000.00 (one million reais);

(vi)    early maturity of any financial debt of Aura Minerals and/or any Subsidiaries of such parties in Brazil, if any, even if in the condition of guarantor, in an amount, individual or aggregate, equal to or greater than the lowest amount between (i) R$ 40,000,000,00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the Issuer's First Issue; and (ii) the lowest cut-off value (threshold) that the Issuer is subject to in the financial debts in force that it is a borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets;

(vii)    assignment or any form of transfer to third parties, in whole or in part, by the Issuer and/or the Guarantor, of any of the obligations provided for in this Deed of Issue and/or any of the other Guarantee Agreements without the prior authorization of the Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures, except in the case of a Permitted Transaction;

(viii)    invalidity, nullity or unenforceability of any relevant provision of this Deed of Issue and/or any of the Guarantee Contracts, as declared by a court decision, unless a provisional remedy is obtained suspending the effects of such decision, within thirty (30) days of its publication;

(ix)    judicial questioning of the validity and effectiveness of any provision of this Deed of Issue and/or the other Guarantee Agreements by the Issuer, Aura Minerals, the Guarantor and/or any Affiliates. For the purposes of this Deed of Issue, "Affiliates" means, in relation to a Party, the parent companies, subsidiaries and associates of, and companies under common control with, such Party;

(x)    judicial questioning of the validity and effectiveness of any provision of this Deed of Issue and/or of the other Guarantee Agreements by third parties, accepted by the Judiciary, provided that said questioning has not been granted suspensive effect within thirty (30) Business Days of its publication;

(xi)    spin-off, merger, incorporation (including incorporation of shares) involving the Issuer, the Guarantor or Aura Minerals, unless (i) such operations occur within the Aura Minerals Economic Group (understood for the purposes of this item as the companies below, except for affiliates and controlling companies (or control group)) ("Permitted Operation"); or (ii) previously authorized by Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures. For the purposes of this Deed of Issue, "Aura Minerals Economic Group" means Aura Minerals, and/or companies controlled by or affiliated with Aura Minerals, their respective parent companies (or control group) and companies under common control;

(xii)    disposal or transfer of direct or indirect Control of the Issuer, the Guarantor or Aura Minerals, except (i) in the case of disposal or transfer of direct Control within the scope of a Permitted Transaction; or (ii) if previously authorized by Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures, it being understood that, exclusively in relation to Aura Minerals, it shall not be considered an Event of Default if the transaction (or set of transactions) carried out culminates in the establishment of a company without defined Control. For the purposes of this Deed of Issue, "Control" means the direct or indirect control of any company with its registered office in Brazil, as defined in article 116 of the Brazilian Corporation Law, or, in relation to Aura Minerals (including other foreign companies in the Aura Minerals Economic Group), the capacity attributed to a certain natural or legal person shareholder, or group of persons bound by a voting agreement or under common control, to ensure a permanent majority of the votes of the shareholders who attend the meetings of the general shareholders' meeting (or equivalent deliberative body), which ensures the power to elect the majority of the members of the board of directors (or equivalent deliberative body), and which uses its power to direct the corporate activities and guide the operation of the Issuer's bodies;

(xiii)    reduction of the Issuer's and/or the Guarantor's share capital, except:

(a)	if previously authorized by Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures, pursuant to article 174, paragraph 3, of the Brazilian Corporate Law;

(b)	to absorb losses; or

(c)	by a Previously Approved Capital Reduction (as defined below).

(xiv)    falsehood, inveracity or proven insufficiency of any of the statements made by the Issuer and/or the Guarantor in this Deed of Issue and/or in any of the other Guarantee Agreements on the date of signature of each document;

(xv)    default, by the Issuer and/or the Guarantor, of any non-pecuniary obligation provided for in this Deed of Issue and/or in any of the Guarantee Agreements, not remedied within ten (10) Business Days from the date of the respective default, the term provided for in this item not applying to obligations for which a specific cure period has been stipulated;

(xvi)    failure to set up the Guarantees, under the terms and within the time limits set out in Clauses 4.15 and 4.16 and in the respective Guarantee Agreements;

(xvii)    in the event that the obligations arising from the Issuer's First Issue are not fully discharged and the Real Guarantees of the Issuer's First Issue are not released before the competent securities and documents registry offices, as well as the cancellation of the annotation in the Issuer's share registry book, as applicable, under the terms and conditions set forth in each Guarantee Agreement of the Issuer's First Issue within thirty (30) days as from the maturity date of the debentures of the Issuer's First Issue, it being understood that said term may be extended by thirty (30) days in the event of a proven delay in the signature, by the Fiduciary Agent, of the respective terms of release of the Real Guarantees of the Issuer's First Issue.

(xviii)    non-allocation by the Issuer of the net proceeds from the Issue under the terms of Clause 3.2.1 above;

(xix)    incorrectness, in any material respect, of any of the statements made by the Issuer in this Deed of Issue and/or in any of the Guarantee Agreements on the date of signature of each document;

(xx)    until the implementation of the Resolutive Condition is verified (i) any alienation, sale, assignment or any other form of transfer or disposition, even if temporary, or, also, constitution of any Encumbrance, or permission for any of the above acts to be carried out, in whole or in part, directly or indirectly of (a) any quotas object of the Fiduciary Alienation of Quotas; or (b) any of the mining rights that are the object of the Pledge of Mining Rights of the Guarantor; and/or (ii) revocation, cancellation, forfeiture, expropriation or decay of any of the Mining Rights of the Guarantor. For the purposes of this Issue Deed, "Encumbrance" means mortgage, pledge, fiduciary alienation, fiduciary assignment, usufruct, trust, promise of sale, option to purchase, pre-emptive right (except with respect to pre-emptive rights already provided for under applicable law), charge, lien or encumbrance, distraint, sequestration or attachment, judicial or extrajudicial, voluntary or involuntary, or other act having the practical effect similar to any of the above expressions;

(xxi)    after the implementation of the Resolutive Condition, (i) any alienation, sale, assignment or any other form of transfer or disposition, even if temporary, or, also, constitution of any Encumbrance, or permission for any of the above acts to be carried out, in whole or in part, directly or indirectly of (a) any shares subject to the Fiduciary Sale of Shares; or (b) any of the mining rights subject to the Issuer's Mining Rights Pledge; and/or (ii) revocation, cancellation, forfeiture, expropriation or decay of any of the Issuer's Mining Rights;

(xxii)    non-compliance with the obligations provided for in the Guarantor's Mining Rights Pledge Agreement and, after the implementation of the Resolutive Condition, in the Issuer's Mining Rights Pledge Agreement (provided that they are not remedied within ten (10) days, or after any specific cure periods provided for in said documents have elapsed) relating to obligations to reinforce or increase the Guarantor's Mining Rights Pledge and/or the Issuer's Mining Rights Pledge, as applicable, through the constitution of additional guarantees (as applicable);

(xxiii)    alteration of the corporate purpose of the Issuer and/or of the Guarantor, as provided for in its bylaws in force on the Issue Date, unless this does not result in an alteration of its main activity;

(xxiv)    default by the Issuer and/or the Guarantor of any financial debt, even as guarantor, in an amount, individual or aggregate, equal to or greater than R$ 1,000,000.00 (one million reais), not remedied within the period provided for in the respective contract, or, failing that, within thirty (30) days from the date of the respective default;

(xxv)    default by Aura Minerals, even as guarantor, of any financial debt in an individual or aggregate amount equal to or greater than the lower of (i) R$ 40,000,000.00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the Issuer's First Issue; and (ii) the lowest cut-off value (threshold) to which the Issuer is subject in the financial debts in force to which it is a borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets, not remedied within the period provided for in the respective agreement, or, failing that, within thirty (30) days from the date of the respective default;

(xxvi)    protest of securities against the Issuer or the Guarantor, in an amount, individual or aggregate, equal to or greater than the lowest amount between (i) R$ 40,000,000.00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the First Issue of the Issuer; and (ii) the lowest cut-off value (threshold) that the Issuer is subject to in the financial debts in force that it is the borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets, unless (i) within the legal term, it has been proven to the Fiduciary Agent that the protest(s) has been canceled or suspended; or (ii) it has been proven to have been made due to error or bad faith on the part of third parties, by obtaining the appropriate provisional measure suspending its effects, within a period of thirty (30) days;

(xxvii)    non-compliance, by the Issuer, the Guarantor or Aura Minerals, with any immediately enforceable condemnatory judicial decision, issued by a competent court, unappealable administrative or arbitral, not contested within the applicable term, in an amount, individual or aggregate, equal to or greater than the lowest amount between (i) R$ 40,000,000.00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the Issuer's First Issue; and (ii) the lowest cut-off value (threshold) that the Issuer is subject to in the financial debts in force that it is a borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets, without any judicial measures being filed by the Issuer to suspend or reverse the effects of said judgment or judicial, administrative or arbitration decision;

(xxviii)    initiation of an investigation with the consequent acceptance of the filing of a __________, which deals with Anti-Corruption Laws (as defined below), against the Issuer, the Guarantor and/or Aura Minerals;

(xxix)    assignment, sale, disposal and/or any form of transfer, by the Issuer or the Guarantor, by any means, free of charge or onerous, of any other asset(s) that are not (i) the object of the Guarantor's Mining Rights Pledge and/or Pledge of Issuer's Mining Rights, as applicable; or

(ii) any other mining rights held by the Issuer and/or the Guarantor, except (a) assets proven to be non-operational and outside the Issuer's business plan; (b) if previously authorized by Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures; or (c) if such assignment, sale, disposal and/or transfer, individually or aggregated within the same  year, does not exceed R$ 20,000,000.00 (twenty million reais);

(xxx)    constitution of any lien on the Issuer's or the Guarantor's property, rights and asset(s), except (note that the exceptions below do not apply to any of the assets subject to the Guarantor's Mining Rights Pledge and/or the Issuer's Mining Rights Pledge):

(a)	if previously authorized by Debenture Holders representing at least 2/3 (two thirds) of the Outstanding Debentures;

(b)	by liens proven to exist on the Issue Date;

(c)	if such Lien, individually or in aggregate within the same fiscal year, does not exceed the lower of (i) R$ 40,000,000.00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the Issuer's First Issue; and (ii) the lower threshold amount that the Issuer is subject to in the financial debts in force to which it is a borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets; and

(d)	by the fiduciary assignment to be made of the amounts remaining from the execution of the Guarantees in rem, in favor of Itaú Unibanco S.A., as swap agent, under the terms of the respective separate instruments to be entered into between the Fiduciary Agent, the Guarantor and the Issuer, as applicable.

(xxxi)    expropriation, confiscation or any other act of any governmental entity of any jurisdiction that results in the loss, by the Issuer or the Guarantor, of ownership and/or direct or indirect possession of all or part of its assets (i) in an amount, individual or aggregate, equal to or greater than the lesser of (i) R$ 40,000,000.00 (forty million reais), or its equivalent in other currencies, after the full settlement of the obligations arising from the Issuer's First Issue; and (ii) the lowest cut-off value (threshold) to which the Issuer is subject in the financial debts in force to which it is a borrower, including operations in the local capital market and equivalents in other currencies in the international capital markets (except in the case of involving assets subject to the Pledge of Mining Rights of the Guarantor and/or Pledge of Mining Rights of the Issuer, for which the characterization of the Event of Default will not depend on the verification of any financial parameterization, observing that, in the event that the Issuer reinforces or replaces such assets pledged as collateral with others accepted by the Bondholders at the General Meeting of Bondholders, this event of default shall not apply) and (ii) the effects of which are not suspended and/or contested within thirty (30) days from the date of any such events;

(xxxii)    distribution and/or payment by the Issuer of dividends, interest on equity or any other distributions of profits, except for the mandatory dividends provided for in article 202 of the Brazilian Corporation Law, under the terms of the Issuer's bylaws in force on the Issue Date, if (i) the Issuer is in default or fails to comply with any of its pecuniary obligations set forth in this Issue Deed and/or in any of the respective Guarantee Agreements; or (ii) any Event of Default has been declared;

(xxxiii)    until the implementation of the Resolutive Condition is verified, distribution and/or payment by the Guarantor of dividends, interest on equity or any other distributions of profits, except for the mandatory dividends provided for in article 202 of the Brazilian Corporation Law, under the terms of the Guarantor's articles of association in force on the Issue Date, if (i) the Guarantor is in default or fails to comply with any of its pecuniary obligations established in this Issue Deed and/or in any of the respective Guarantee Agreements; or (ii) any Event of Default has been declared;

(xxxiv)    distribution and/or payment by Aura Minerals of dividends, interest on equity or any other distributions of profits, except for any mandatory dividends provided for in its articles of incorporation, as in force (including applicable legislation) on the Issue Date, if (i) until the maturity of the obligations arising from the Issuer's First Issue and/or their full discharge, whichever occurs first, with the consequent verification of the implementation of the Resolutive Condition, Aura Minerals is in breach of the financial ratio resulting from the quotient of the division of Aura Minerals' Net Debt by Aura Minerals' EBITDA, which must be equal to or less than 1.75 times for the distribution of dividends to its shareholders, or (ii) there is any default or breach of the pecuniary obligations provided for in this Deed of Issue and/or in any of the respective Guarantee Agreements;

(xxxv)    until the maturity of the obligations arising from the First Issue of the Issuer and/or their full discharge, whichever occurs first, with the consequent verification of the implementation of the Resolutive Condition, non-observance, by Aura Minerals, of the financial ratio below, to be determined by Aura Minerals, on a quarterly basis, in accordance with the accounting principles generally accepted in Brazil and monitored by the Fiduciary Agent within a period of up to fifteen (15) Business Days from the date of receipt, by the Fiduciary Agent, of the information referred to in Clause 7.1.1, (i) below, based on the Financial Statements of Aura Minerals, reported quarterly, in United States Dollars, as the case may be, from, including, the Consolidated Financial Statements of Aura Minerals for the fiscal year ended September 30, 2024 ("Initial Financial Ratio"):

(a)	the financial ratio resulting from dividing Net Debt by Aura Minerals' EBITDA, which must be equal to or less than 2.75x.

(xxxvi)    after the maturity of the obligations arising from the First Issue of the Issuer and/or their full discharge, whichever occurs first, with the consequent verification of the implementation of the Resolutive Condition, non-observance, by the Issuer, of the financial index below, to be determined by the Issuer, quarterly, in accordance with the accounting principles generally accepted in Brazil and monitored by the Fiduciary Agent within a period of up to five (5) Business Days counted from the date of receipt, by the Fiduciary Agent, of the information referred to in Clause 7.1.1, (i) below, based on the Issuer's available quarterly information and financial statements, considering the previous twelve (12)-month period ("Subsequent Financial Ratio" and, together with the Initial Financial Ratio, the "Financial Ratios"):

Closing of Financial Years and Quarters (always considering the period of twelve (12)-months prior to that date)	Net Debt/EBITDA
Until December 31, 2026	Less than or equal to 2.00x
From March 31, 2027 until the Debenture Maturity Date	Less than or equal to 1.50x

For the purposes of this Issue Deed, Net Debt and EBITDA shall have the following meanings:

"EBITDA" corresponds to the accumulated sum of the last twelve (12)-months, up to the closing date of the respective period, on a consolidated basis of the Issuer, of the net income for the period before deducting: (i) current income tax and deferred income tax expenses, (ii) depreciation and amortization expenses, (iii) financial expenses deducted from financial income, (iv) other net income (expenses) and non-operating income, herein computed the effects arising from the disposal or impairment of non-current assets and equity instruments.

"Net Debt" means the sum of the consolidated debts from loans and financing, reduced by the amount of cash and cash equivalents. Liabilities relating to operating leases should not be taken into account for calculation purposes.

(xxxvii)    non-compliance by the Issuer with the minimum useful life of the mines operated by the Issuer. For the purposes of this clause, the minimum term shall be at least twenty-four (24)-months after the Maturity Date, and the useful life ("LOM") shall be determined, in years, by the product obtained by the ratio (division) between: (i) the quantity of proven and probable gold reserves of the Issuer's mines, to be published by April of the year subsequent to the close of a fiscal year and (ii) the cumulative annual production for the previous twelve (12) months of gold smelted by the Issuer's processing plant(s). For the purposes of this calculation, proven and probable reserves shall be defined in accordance with the standards of Canadian National Instrument 43-101, or the Australasian Joint Ore Reserves Committee (JORC) code or Securities and Exchange Commission (SEC) Regulation S-K 1300 For the purposes of this clause, this obligation applies only to the Issuer, and any companies that may be controlled by or affiliated with the Issuer in the future are not included in the calculations or obligations hereunder.

6.2.    The occurrence of any of the events described above shall be promptly communicated to the Fiduciary Agent by the Issuer within three (3) Business Days of the date on which the Issuer becomes aware thereof. Failure by the Issuer to comply with this duty shall not prevent the Fiduciary Agent and/or the Debenture Holders from, at their discretion, exercising their powers, faculties and claims provided for in this Deed of Issue and in the other documents of the Issue, including that of declaring the early maturity of the Debentures, respecting the cure periods.

6.3.    In the event of any of the Events of Default indicated in clauses "(i)" to "(vi)", as well as in clauses (viii) and (ix) of Clause 6.1 above, the obligations arising from the Debentures shall become automatically due, regardless of notice or notification, judicial or extrajudicial. Without prejudice to the automatic maturity, the Fiduciary Agent shall, as soon as it is aware, send the Issuer a written communication informing it of such event ("Hypotheses of Automatic Early Maturity").

6.4.    In the event of any of the other Events of Default (other than those indicated in Clause 6.3 above) ("Hypotheses of Non-Automatic Early Maturity"), the Fiduciary Agent and/or the Issuer shall, including for the purposes of Clause 8.6.1 below, convene, within five (5) Business Days from the date on which it becomes aware of their occurrence, a General Meeting of Debenture Holders, to be held within the minimum period provided for by law. If said General Meeting of Bondholders:

I.    has been installed and Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures, on first call, or fifty percent (50%) plus one of the Outstanding Debentures, on second call, decide not to declare the early maturity of the obligations arising from the Debentures, the Fiduciary Agent shall not declare the early maturity of the obligations arising from the Debentures; or

II.    has been installed, on first call or on second call, but the quorum for resolution provided for in item I above has not been reached, the Fiduciary Agent shall immediately declare the early maturity of the obligations arising from the Debentures. B3 shall be notified immediately when the early maturity of the Debentures occurs; or

III.    the Fiduciary Agent shall immediately declare the early maturity of the obligations arising from the Debentures. B3 shall be notified immediately when the early maturity of the Debentures occurs.

6.5.    In the event of early maturity of the obligations arising from the Debentures, the Issuer undertakes to redeem all of the Debentures, with their consequent cancellation, upon payment of the Nominal Unit Value or the balance of the Nominal Unit Value of the Debentures, plus the respective Remuneration, calculated pro rata temporis, from the First Payment Date or the date of payment of the respective Remuneration immediately preceding, as the case may be, until the date of actual payment, without prejudice to the payment of Late Payment Charges, as the case may be, and any other amounts eventually owed by the Issuer under the terms of this Deed of Issue and/or any of the respective Guarantee Agreements, within a period of up to three (3) Business Days as from the date of early maturity, under penalty of not doing so, also being obliged to pay the Late Payment Charges.

6.6.    The payment referred to in Clause 6.5 above shall be made under the terms of Clause 4.5.1 above, items (i) or (ii), as applicable.

6.7.    In the event that the payment of all the Debentures provided for in Clause 6.5 above is made through B3, the Issuer shall notify B3, by means of correspondence jointly with the Fiduciary Agent, of such payment, at least three (3) Business Days prior to the date stipulated for its realization;

6.8.    In the event of early maturity of the obligations arising from the Debentures, the Fiduciary Agent shall notify the Bookkeeper, the Settlement Bank and B3 of such event on the same date as it occurs.

6.9.    In the event of early maturity of the obligations arising from the Debentures, the funds received in payment of the obligations arising from the Debentures, including as a result of the forfeiture or enforcement of the Guarantees, to the extent that they are received, shall be immediately invested in the amortization or, if possible, settlement of the balance of the Guaranteed Obligations. Should these funds not be sufficient to simultaneously pay off all the Guaranteed Obligations, they shall be applied in the following order, in such a way that, once the amounts relating to the first item have been paid off, the funds are allocated to the immediately following item, and so on: (i) any amounts owed by the Issuer under the terms of this Deed of Issue and/or any of the Guarantee Agreements (including the remuneration and expenses incurred by the Fiduciary Agent), other than the amounts referred to in items (ii), (iii) and (iv) below; (ii) Remuneration; (iii) Default Charges and other charges due under the obligations arising from the Debentures; and (iv) the balance of the Nominal Unit Value of the Debentures. The Issuer will remain liable for the balance of the obligations arising from the Debentures that have not been paid, without prejudice to the accrual of Remuneration, Default Charges and other charges levied on the balance of the obligations arising from the Debentures while they remain unpaid, being considered a liquid and certain debt, subject to collection out of court or by means of a judicial enforcement process.

6.10.    Each Debenture Holder, when subscribing and paying up the Debentures in the primary market or acquiring the Debentures in the secondary market, shall be deemed to have automatically, voluntarily, unconditionally, irrevocably and irreversibly approved, regardless of the holding of any general meeting of Debenture Holders, one or more reductions of the Issuer's capital to be approved in due course by the Issuer's shareholders, meeting in an extraordinary general meeting, after the full discharge of the obligations arising from the Issuer's First Issue, until the Maturity Date, provided that, after the realization of any Previously Approved Capital Reduction (as defined below), (i) the Issuer's capital is at least R$100,000,000.00 (one hundred million reais); and (ii) there is no non-compliance with the Subsequent Financial Ratio, (each capital reduction of the Issuer carried out pursuant to this Clause, a "Previously Approved Capital Reduction"), including for the purposes of article 174, paragraph 3, of the Brazilian Corporation Law.

CLAUSE VII - ADDITIONAL OBLIGATIONS OF THE ISSUER AND GUARANTOR

7.1. Additional Obligations of the Issuer and the Guarantor

7.1.1.    Subject to the other obligations provided for in this Deed of Issue, while the debit balance of the Debentures is not fully paid, the Issuer and the Guarantor, as applicable, are also obliged, as from the present date, to:

(i)    maintaining and annually update the Issuance's rating reports, on a national scale, issued by Standard & Poor's, Moody's or Fitch, as well as widely disclosing them to the market or allowing them to be disclosed by the respective rating agency;

(ii)    maintain of the category "B" public company registration with the CVM;

(iii)    provide to the Fiduciary Agent:

(a)	exclusively in relation to the Issuer, within a maximum of 90 (ninety) calendar days after the end of the fiscal year, or within a period of up to 10 (ten) days after the date of its disclosure, whichever occurs first: (1) a copy of the Issuer's complete, consolidated and audited financial statements for the respective fiscal year, prepared in accordance with the applicable Brazilian legislation, accounting principles generally accepted in Brazil, and the rules issued by the CVM, accompanied by the opinion of the independent auditors with valid registration with the CVM; (2) a copy of its quarterly information for the respective quarter, accompanied by the management report on the financial statements as required by the applicable legislation, accompanied, on a quarterly basis, by the calculation memory of the Financial Ratios prepared by the Issuer, comprising all the items necessary to obtain the Financial Ratios, under penalty of impossibility of monitoring by the Fiduciary Agent, which may request from the Issuer any additional clarifications that may be necessary; and (3) a statement, signed by a legal representative of the Issuer, with powers to do so in the form of its bylaws, attesting: (I) that the provisions contained in this Issue Deed remain valid; and (II) the non-occurrence of any Event of Default and the non-existence of non-compliance with the Issuer's obligations towards the Bondholders;

(b)	exclusively with regard to the Issuer, within a maximum of forty-five (45) calendar days after the end of the six (6)-month period, provide the Fiduciary Agent with the interim balance sheets for June of each year accompanied by the statement of calculation of the Financial Ratios prepared by the Issuer;

(c)	within a maximum period of thirty (30) calendar days prior to the end of the period provided for in item (k) of Clause 8.4 below, the financial data, corporate acts and the corporate organization chart of the Issuer (said organization chart of the Issuer's corporate group shall include the Affiliates and members of the control block, at the end of each fiscal year), in addition to any information that may be requested by the Fiduciary Agent, so that it may prepare the report referred to in sub-item (xii) of Clause 8.20, below, and comply with its obligations under the terms of this Issue Deed and CVM Resolution 17, of February 9, 2021, as amended ("CVM Resolution 17");

(d)	notification within five (5) Business Days from the date of the call for a general meeting of shareholders whose object of resolution causes a Material Adverse Effect (as defined below) within the scope of this Issue and/or the Debentures, within the legally established deadlines, including informing the date and agenda of said meetings;

(e)	within five (5) Business Days from the date of the request, reasonable information about the Issuer and its assets that the Fiduciary Agent may require, so that the Fiduciary Agent can fulfill its obligations under the Debentures, the Brazilian Corporation Law, or meet the demand of a competent authority;

(f)	within three (3) Business Days of its receipt, a copy of any relevant correspondence or judicial or extrajudicial notice received by the Issuer and/or the Guarantors relating to the Debentures, this Deed of Issue and/or the Guarantee Agreements;

(g)	within a maximum period of one (1) Business Day from the date on which the Issuer and/or the Guarantors become aware of its occurrence, information regarding the occurrence of any Event of Default. Failure by the Issuer and/or the Guarantors to comply with this duty shall not prevent the Fiduciary Agent from, at its discretion, exercising its powers, faculties and claims provided for in this Issue Deed, including that of declaring early maturity;

(h)	within a maximum period of three (3) Business Days after the occurrence of the event, information to the Fiduciary Agent on any act or fact that results in (i) any material adverse effect on its financial or reputational situation, on the business and operating results of the Issuer, the Guarantor or Aura Minerals; and/or (ii) any material adverse effect on the ability of the Issuer, the Guarantors or Aura Minerals to fulfill any of their pecuniary obligations under this Deed of Issue and/or the respective Guarantee Agreements ("Material Adverse Effect");

(i)	a copy of notices to Debenture Holders, material facts, as defined in CVM Resolution No. 44, of August 23, 2021, as amended ("CVM Resolution 44"), as well as minutes of general meetings and meetings of the Issuer's Board of Directors, if applicable, which in any way involve the interest of Debenture Holders, within five (5) Business Days of their publication or, if not published, the date on which they were held, as applicable; and

(j)	for the purposes of verifying the sufficiency of the Real Guarantees provided, pursuant to CVM Resolution 17, the Guarantor shall forward to the Fiduciary Agent, on an annual basis, within ninety (90) days of the end of its financial year, a copy of the financial statements for the last financial year.

(iv)    comply with laws, regulations, administrative norms and determinations of governmental bodies, autarchies or judicial instances necessary for the exercise of its activities, except for those (i) whose non-compliance does not imply a Material Adverse Effect; (ii) whose non-compliance is being questioned in good faith in the administrative and/or judicial spheres and in relation to which the Issuer has obtained a suspensive effect;

(v)    comply and cause its subsidiaries, controlling companies, affiliates, administrators, partners with management powers and respective employees, as long as they act for the benefit of the Issuer and/or its subsidiaries and/or controlling companies, the Guarantor and/or its subsidiaries and/or controlling companies, and in the exercise of their functions, to comply with the Anti-Corruption Laws (as defined below), undertaking to (a) maintain internal policies and procedures aimed at the disclosure and full compliance with the Anti-Corruption Laws; (b) make its best efforts to make all professionals with whom it has dealings fully aware of the Anti-Corruption Laws, prior to the start of their work; (c) not violate, by itself, and cause its Subsidiaries, administrators, partners with management powers and their respective employees, in the performance of their duties, the rules relating to acts of corruption in general, including, but not limited to, those provided for in Decree-Law No. 2,848/1940, Decree

No. 11,129/2022 and Law No. 12,846, of August 1, 2013, as amended, the US Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act, as applicable ("Anti-Corruption Laws"); and (d) within five (5) Business Days from the date of knowledge, notify the Bondholders and the Fiduciary Agent of any act or fact related to the provisions of this item that violates the Anti-Corruption Laws;

(vi)    keep up to date with the payment of all tax (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law, except for those whose non-compliance does not give rise to a Material Adverse Effect or those that may be challenged in good faith in the administrative and/or judicial spheres and for which it has obtained suspensive effect;

(vii)    maintain at all times valid, effective, in perfect order and in full force all licenses, concessions, authorizations, permissions and permits, including environmental ones, necessary for the exercise of its activities, except for those that (i) are in the process of being renewed in a timely manner; and (ii) whose absence does not imply a Material Adverse Effect;

(viii)    comply and cause its Subsidiaries, managers and respective employees, in the performance of their duties, to comply, during the term of the Debentures, with the provisions of the legislation, regulations and other environmental standards, including the socio-environmental conditions contained in the environmental licenses, the legislation in force pertaining to the National Environmental Policy and CONAMA Resolutions ("Environmental Legislation"), adopting preventive or reparatory measures and actions aimed at avoiding and correcting possible environmental damage, and labor legislation and regulations, especially those relating to occupational health and safety, except (i) for those that do not cause a Material Adverse Effect; or (ii) for obligations that are being challenged in good faith in the administrative and/or judicial spheres, for which the appropriate precautionary provisional measures granting suspensive effects have been obtained;

(ix)    comply and cause its Subsidiaries, managers and respective employees, in the exercise of their functions, to comply, during the term of the Debentures, with the provisions of the legislation regarding prostitution, child labor and/or labor in conditions analogous to slavery or that in any way infringe on the rights of forest dwellers, in particular, but not limited to, the right over areas of indigenous occupation, thus declared by the competent authority ("Social Legislation" and, together with Environmental Legislation, Socio-Environmental Legislation");

(x)    maintain adequate insurance for its property and relevant assets, in accordance with current market practices and its operating strategy;

within fifteen (15) Business Days from the date on which (i) the mining ordinance relating to any mining right owned by the Guarantor is published and/or the Issuer, as applicable, which on the date hereof is not yet the subject of the Pledge of Mining Rights

Agreement of the Guarantor and/or the Pledge of Mining Rights Agreement of the Issuer, as applicable, or (ii) the acquisition of any additional mining concession is formalized, shall jointly enter into an amendment to the Pledge of Mining Rights Agreement of the Guarantor and/or the Pledge of Mining Rights Agreement of the Issuer with the Trustee, as applicable, on an irrevocable and irreversible basis, (a) within fifteen (15) Business Days of event (i) or (ii) above, as the case may be, in order to include such mining rights as collateral for this Issue, and (b) take any action in accordance with applicable law for the creation and perfecting of the amendment to the Guaranteeing Company's Mining Rights Pledge Agreement and/or the Issuing Company's Mining Rights Pledge Agreement;

(xi)    to maintain at all times valid, effective, in perfect order and in full force all the authorizations necessary for the execution of this Deed of Issue and the Guarantee Agreements and for the fulfillment of all the obligations provided for herein and therein;

(xii)    hire and keep hired, at its own expense, the service providers inherent to the obligations set forth in this Issue Deed and in the Guarantee Agreements, including the Fiduciary Agent, the Bookkeeper, the Settlement Bank, the Independent Auditor, the primary market distribution environment (MDA) and the secondary market trading environment (CETIP21);

(xiii)    pay all taxes levied or to be levied on the Debentures that are the responsibility of the Issuer;

(xiv)    make (a) the payment of the Fiduciary Agent's remuneration, pursuant to Clause 8 below and provided that it is so requested in writing at least five (5) Business Days in advance by the Fiduciary Agent, the payment of duly substantiated expenses incurred by the Fiduciary Agent, pursuant to Clause 8.2.8 below;

(xv)    within five (5) Business Days of its publication, notify the Fiduciary Agent of the call by the Issuer of any general meeting of Debenture Holders;

(xvi)    convene, within fifteen (15) Business Days, a general meeting of Bondholders to resolve on any of the matters that are of interest to the Bondholders, in the event that the Fiduciary Agent is required to do so, under the terms of the law and/or of this Deed of Issue, but fails to do so within the applicable period;

(xvii)    attend, through their representatives, the general meetings of Bondholders, whenever requested;

(xviii)   cause the Mining Rights of the Guarantor to reach the mining concession stage, within a period of up to 6 (six) months from the date of signature of this Deed of Issuance, extendable for a further six (6) months if necessary, but provided that, at all times, it provides the Fiduciary Agent with a monthly status report proving that it has made its best efforts to ensure that the Mining Rights of the Guarantor reach the mining concession stage within the aforementioned period;

(xix)    after the maturity of the obligations arising from the First Issue of the Issuer and/or its full discharge, whichever occurs first, (a) request the release and send a copy of the protocol of said request of the Mining Pledge of the First Issue before the ANM, within ten (10) Business Days counted from the maturity of the obligations arising from the First Issue of the Issuer and/or its full discharge, whichever occurs first; (b) take all the necessary measures for the release of the Mining Pledge of the First Issue before the ANM, within a period of up to six (6) months from the maturity of the obligations arising from the First Issue of the Issuer and/or its full discharge, whichever occurs first, and provide the Fiduciary Agent with a monthly status report proving that it has made its best efforts for said release to occur; and (c) and obtain the release of the First Issue's Mining Pledge before the ANM, within a period of up to twelve (12) months from the maturity of the obligations arising from the Issuer's First Issue and/or its full discharge, whichever occurs first, extendable by two further periods of six (6) months each, only if the reason for the delay is attributable exclusively to the ANM, but provided and at all times, it provides the Fiduciary Agent with a quarterly status report proving that it has made its best efforts to obtain said release;

(xx)    send annually, by April 30 of each year, the Annual Mining Report corresponding to each of the mining concessions referring to the Mining Rights of the Guarantor and the Mining Rights of the Issuer ("Mine Report");

(xxi)    submit, within five (5) days, any updated or new Resource and Reserve Revaluation Report, prepared in accordance with the standards of Canadian National Instrument 43-101, relating to the Guarantor's Mining Rights or the Issuer's Mining Rights; and

(xxii) comply with the obligations set out in article 89 of CVM Resolution 160, namely:

(a)    prepare year-end financial statements and, if applicable, consolidated financial statements, in accordance with the Brazilian Corporation Law and the rules issued by the CVM;

(b)    have its financial statements audited by an auditor registered with the CVM;

(c)    disclose, no later than the day prior to the start of trading, the financial statements, accompanied by explanatory notes and the independent auditors' report, relating to the last three (3) financial years for which the accounts have been closed, with the exception of when the issuer does not have them because it did not start its activities prior to that period;

(d)    disclose the subsequent financial statements, accompanied by explanatory notes and the independent auditors' report within three (3) months of the end of the fiscal year;

(e)    comply with the provisions of the CVM's specific regulations regarding the duty of secrecy and prohibitions on trading;

(f)     disclose the occurrence of a material fact as defined in specific CVM regulations;

(g)    provide the information requested by the CVM;

(h)    disclose, on its website, the annual report and other communications sent by the Fiduciary Agent on the same date as they are received, also observing the provisions of sub-item (f) above.

CLAUSE VIII - FIDUCIARY AGENT

8.1. The Fiduciary Agent

8.1.1.    Appointment. The Issuer hereby appoints OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., named in the preamble to this Deed of Issue, as fiduciary agent for the Issue, who hereby accepts the appointment to represent the interests of the Debenture Holders before the Issuer, in accordance with the law and this Deed of Issue.

8.1.2.    Declaration. The Fiduciary Agent appointed in this Deed of Issue declares, under the penalties of the law:

(a)    has no legal impediment, in accordance with article 66, paragraph 3 of the Brazilian Corporation Law, CVM Resolution 17 or, in the event of an amendment, the one that replaces it, to exercise the function conferred upon him;

(b)    accept the position conferred upon them, fully assuming the duties and attributions provided for in the specific legislation and in this Issue Deed;

(c)    to fully understand and accept this Deed of Issue and all its clauses and conditions;

(d) has no connection with the Issuer that would prevent him/her from performing his/her duties;

(e)    be aware of the applicable regulations issued by the Central Bank of Brazil and the CVM, including Central Bank of Brazil Circular No. 1,832 of October 31, 1990;

(f)    to be duly authorized to enter into Issue Deed and to comply with its obligations hereunder, all legal requirements and corporate authorizations having been met;

(g)    is not in any of the situations of conflict of interest provided for in article 6 of CVM Resolution 17;

(h)    be duly qualified to carry out the activities of fiduciary agent, under the terms of the applicable regulations in force;

(i)    be a financial institution, duly organized, incorporated and existing in accordance with Brazilian law;

(j)    that this Deed of Issue constitutes a legal, valid, binding and effective obligation of the Trustee, enforceable in accordance with its terms and conditions;

(k)    that the execution of this Deed of Issue and the fulfillment of its obligations hereunder do not infringe any obligation previously assumed by the Fiduciary Agent;

(l)    that it has verified the consistency of the information contained in this Deed of Issue, through the information and documents provided by the Issuer, it being understood that the Fiduciary Agent has not conducted any independent or additional verification procedure of the veracity of the information presented herein, with which the Debenture Holders, by subscribing or acquiring the Debentures, declare themselves aware and in agreement; and

(m)    on the date of signature of this Deed of Issue, according to the organization chart provided by the Issuer, the Fiduciary Agent has identified that it provides fiduciary agent services in debenture issues, whether public or private, carried out by the Issuer, or by a related, controlled, controlling company and/or member of the same group as the Issuer described in Annex III to this Deed of Issue.

8.1.3.    The Fiduciary Agent shall perform its duties as from the date of signature of this Deed of Issue or of any amendment relating to its replacement, and shall remain in office until the Maturity Date or, if there are still obligations of the Issuer under this Deed of Issue unfulfilled after the Maturity Date, until all the obligations of the Issuer under this Deed of Issue are fully discharged, or until its effective replacement, pursuant to Clause 8.3 below.

8.2. Remuneration of the Fiduciary Agent

8.2.1.    The Issuer shall owe the Fiduciary Agent or the institution that replaces it in this capacity, as fees for the performance of its duties and attributions, under the terms of the law and this Deed of Issue, annual installments equivalent to R$ 15,000.00 (fifteen thousand reais), the first installment being due on the fifth (5th) Business Day counted from the date of signature of this Deed of Issue, and the following installments on the same day of subsequent years. The first installment of fees will be due even if the operation is discontinued, for structuring and implementation, and payment must be made by the fifth (5th) business day following communication of the cancellation of the operation.

8.2.2.    In the event of the need to hold a General Meeting of Debenture Holders, or to enter into amendments or legal instruments related to the issue, the Fiduciary Agent will be due an additional fee equivalent to R$ 800.00 (eight hundred reais) per man-hour dedicated to activities related to the issue, to be paid within five (5) days of the Fiduciary Agent delivering the hours report to the Issuer. For the purposes of the concept of the General Meeting of Bondholders, this includes all activities related to the meeting and not just the analysis of the draft and participation in it in person or virtually. Thus, these activities include, but are not limited to (a) analysis of the notice; (b) participation in calls or meetings; (c) checking the quorum prior to the meeting; (d) checking powers of attorney prior to the meeting; and (e) addenda and contracts arising from the meeting. For clarification purposes, "time report" is the material to be sent by the Fiduciary Agent indicating the task performed (for example, analysis of a certain document or participation in a meeting), the Fiduciary Agent's employee, the time spent on the task and the value of the time.

8.2.3.    In the event of amendments being made to the instrument of issue, as well as hours spent outside the office of the Fiduciary Agent, the amount of R$800.00 (eight hundred reais) per man-hour dedicated to such amendments/services will be charged in addition.

8.2.4.    The installments mentioned above will be updated by the accumulated positive variation of the IPCA, or in the absence of this, or even if it is impossible to use it, by the index that replaces it, from the date of the first payment, until the following payment dates, calculated pro rata die, if necessary and if applicable.

8.2.5.    The installments mentioned above will be increased by the following taxes: ISS (Tax on Services of Any Nature), PIS (Contribution to the Social Integration Program), COFINS (Contribution to the Financing of Social Security), CSLL (Contribution on Net Profit), IRRF (Withholding Income Tax) and any other taxes that may be levied on the Fiduciary Agent's remuneration, at the rates in force on the dates of each payment.

8.2.6.    In the event of default in the payment of any amount due to the Fiduciary Agent, the overdue debts will be subject to a contractual fine of 2% (two percent) on the amount of the debt, as well as default interest of 1% (one percent) per month, with the amount of the overdue debt being subject to monetary restatement by the IPCA, from the date of default until the date of actual payment, calculated pro rata die.

8.2.7.    Payment of the Fiduciary Agent's remuneration shall be made by means of a deposit into the current account to be indicated by the Fiduciary Agent at the appropriate time, and proof of the deposit shall serve as proof of payment.

8.2.8.    The remuneration will be due even after the maturity of the Debentures, if the Fiduciary Agent is still carrying out activities inherent to its function in relation to the Issue.

8.2.9.    The remuneration does not include expenses considered necessary for the performance of the function of Fiduciary Agent during the implementation and validity of the service, which will be covered by the Issuer, through payment of the respective charges accompanied by the respective receipts, issued directly in the name of the Issuer or through reimbursement, after, whenever possible, prior approval, which are: publications in general, notifications, extraction of certificates, notary expenses, photocopies, scans, sending documents, travel, meals and accommodation, expenses with specialists, such as auditing and/or inspection, among others, or legal advice to debenture holders.

8.2.10.    In compliance with CVM/SRE Circular Letter 01/21, the Fiduciary Agent may, at the Issuer's expense, hire a specialized third party to evaluate or re-evaluate the value of the guarantees provided, as the case may be, as well as request information and evidence it deems necessary, in the manner provided for in the aforementioned letter.

8.2.11. The Fiduciary Agent will not advance funds for the payment of expenses arising from the Issue, it being understood that such funds will always be due and advanced by the Issuer or the Bondholders, as the case may be.

8.2.12.    There will be no refund of amounts already received by the Fiduciary Agent for services rendered, unless the amount has been paid incorrectly.

8.2.13.    Any additional obligations assigned to the Fiduciary Agent, provided that they are approved by the Fiduciary Agent, and/or changes in the characteristics of the Issue, will allow the Fiduciary Agent to review the fees proposed herein.

8.3.   Replacement

8.3.1.    In the event of the absence, temporary impediment, resignation, intervention, judicial or extrajudicial liquidation, bankruptcy, or any other case of vacancy of the Fiduciary Agent, a General Meeting of Debenture Holders shall be held, within a maximum period of thirty (30) days from the event that determines it, to choose a new fiduciary agent, the which may be called by the Fiduciary Agent to be replaced, by the Issuer or by Debenture Holders representing at least ten percent (10%) of the Outstanding Debentures, or by the CVM. In the

event that the call does not take place within fifteen (15) days before the end of the aforementioned period, the Issuer shall be responsible for carrying it out, observing the period of twenty-one (21) days for the first call and eight (8) days for the second call, it being understood that the CVM may appoint a provisional substitute until the process of choosing the new fiduciary agent is completed. The remuneration of the new fiduciary agent shall be the same as that of the Fiduciary Agent, subject to the provisions of Clause 8.3.7 below.

8.3.2.    In the event that the Fiduciary Agent is unable to continue to perform its duties due to circumstances arising from this Deed of Issue, including in the case of paragraph "(c)" of Clause 8.4.1 below, the Fiduciary Agent shall immediately notify the Issuer and the Bondholders of the fact, by calling a General Meeting of Bondholders, requesting its replacement.

8.3.3.    The Debenture Holders may, at any time, replace the Fiduciary Agent and appoint his replacement, under market conditions, and such replacement shall be appointed by the Issuer by means of a triple list presented to the Debenture Holders and approved by them at a General Meeting of Debenture Holders specially called for this purpose.

8.3.4.    The replacement of the Fiduciary Agent must be notified to the CVM within seven (7) Business Days from the date of the filing mentioned in Clause 8.3.5 below.

8.3.5.    The replacement of the Fiduciary Agent shall be the subject of an amendment to this Issue Deed, which shall be filed with the JUCESP.

8.3.6.    The Fiduciary Agent shall enter into the performance of its duties as from the date of signature of this Deed of Issue or of any amendment relating to its replacement, in the case of a substitute fiduciary agent, and shall remain in the performance of its duties until the effective replacement or until the fulfillment of all its obligations arising from this Deed of Issue and the legislation in force.

8.3.7.    The substitute fiduciary agent will receive the same remuneration as that received by the Fiduciary Agent in all its terms and conditions, and the first annual installment due to the substitute will be calculated pro rata temporis, as of the date of commencement of the exercise of his function as fiduciary agent. This remuneration may be altered by mutual agreement between the Issuer and the substitute fiduciary agent, provided that it is previously approved by the General Meeting of Bondholders.

8.3.8.    The Fiduciary Agent, if replaced under the terms of this Clause 8.3, at no additional cost to the Issuer, shall make available to the institution that replaces it, within a period of ten (10) Business Days prior to its effective replacement, at the Issuer's expense, simple or digitalized copies of all records, reports, statements, databases and other information about the Issue and the Issuer that has been obtained, generated, prepared or developed by the Fiduciary Agent or by any of its agents involved, directly or indirectly, with this Issue or that any of the aforementioned persons have had access to by virtue of the execution of their functions, regardless of the medium in which they are stored or available, so that the substitute institution fulfills, without any solution of continuity, the duties and obligations of the substituted Fiduciary Agent, under the terms of this Issue Deed.

8.4. Duties

8.4.1.    In addition to others provided for by law or in this Issue Deed, the duties and attributions of the Fiduciary Agent shall be the following:

(a)    take full responsibility for the services contracted, under the terms of the legislation in force, and carry out their activities in good faith, transparency and loyalty towards the Bondholders;

(b)    protect the rights and interests of the Bondholders, employing in the exercise of the function the care and diligence that every active and upright man usually employs in the administration of his own property;

(c)    resign in the event of conflicts of interest or any other form of unfitness and immediately call a General Meeting of Bondholders to decide on their replacement;

(d)    keep all documentation relating to the performance of their duties in good order;

(e)    verify, at the time of accepting the role, the consistency of the information contained in this Deed of Issue, taking care to remedy any omissions, faults or defects of which it becomes aware;

(f)    take steps with the Issuer to ensure that the Deed of Issue and its amendments are registered with JUCESP, adopting, in the event of the Issuer's failure to do so, any measures provided for by law;

(g)    monitor the provision of periodic information, alerting the Bondholders, in the annual report referred to in item "(j)" below, of any inconsistencies or omissions of which it becomes aware;

(h)    request, whenever it deems necessary for the faithful performance of its duties, updated certificates from civil distributors, Public Finance Courts, protest registries, Labor Courts, Public Finance Attorney's Office, from the Issuer's head office or domicile;

(i)    call, when necessary, a meeting of the holders of the securities, in accordance with article 9 of CVM Resolution 17;

(j)    prepare an annual report for the Debenture Holders, pursuant to article 68, paragraph 1, item "(b)" of the Brazilian Corporation Law and article 15 of CVM Resolution 17, which must contain at least the following information:

j.1)   compliance by the Issuer with its obligations to provide periodic information, indicating any inconsistencies or omissions of which it is aware;

j.2)   changes to the Issuer's bylaws that occurred during the period with material effects on the Bondholders;

j.3)   comments on the Issuer's economic, financial and capital structure indicators related to clauses intended to protect the interest of the holders of the securities and which establish conditions that must not be breached by the Issuer;

j.4)   number of Debentures, number of Debentures Outstanding and balance canceled in the period;

j.5)   redemption, amortization, conversion, renegotiation and payment of interest on the Debentures during the period;

j.6)   destination of the funds raised through the Issue, according to the information provided by the Issuer;

j.7)   compliance with other obligations assumed by the Issuer in this Deed of Issue;

j.8)   a list of any goods and valuables entrusted to its administration;

j.9)   existence of other issues of securities, public or private, carried out by the Issuer or by a related, controlled, controlling or member company of the same group as the Issuer in which it has acted as fiduciary agent in the period, as well as the following data on such issues, (i) name of the offering company; (ii) quantity of securities issued; (iii) value of the issue; (iv) type and guarantees involved; (v) maturity and interest rate; (iv) defaults in the period; and

j.10)   a declaration that there is no conflict of interest that would prevent the Fiduciary Agent from continuing to exercise the function.

(k)    make the report referred to in item "(k)" available on its website within a maximum period of four (4) months from the end of the Issuer's fiscal year;

(l)    monitor compliance with the Clauses contained in this Deed of Issue, especially those that impose obligations to do and not to do;

(m)    request, when deemed necessary and at the Issuer's expense, an external audit of the Issuer;

(n)    attend the General Meeting of Bondholders in order to provide the information requested;

(o)    to keep the list of Debenture Holders and their addresses up to date, including by contacting the Issuer, the Bookkeeper, the Settlement Bank and B3, and, for the purposes of complying with the provisions of this paragraph, the Issuer and the Debenture Holders, through subscription, payment or acquisition of the Debentures, hereby expressly authorize the Settlement Bank, the Bookkeeper and B3 to comply with any requests made by the Fiduciary Agent, including the disclosure, at any time, of the position of the Debentures, and their respective Debenture Holders;

(p)    notify the Bondholders of any default by the Issuer of its financial obligations under this Deed of Issue, including obligations relating to guarantees and clauses intended to protect the interest of the Bondholders and which establish conditions that must not be breached by the Issuer, indicating the consequences for the Bondholders and the measures it intends to take in relation to the matter, within seven (7) Business Days of the Fiduciary Agent becoming aware of the default;

(q)    make the unit price calculated by the Issuer available to Bondholders and other market participants through its call center or its website; and

(r)    as of the fiscal year ending December 31, 2025, monitor, on a quarterly basis, the compliance with the Financial Ratio, based on the information provided by the Issuer. The Fiduciary Agent will use the information provided by the Issuer to monitor compliance with the Financial Ratio.

8.5. Expenses

8.5.1.    The Fiduciary Agent's remuneration does not include expenses deemed necessary for the exercise of the function of fiduciary agent, during the implementation and validity of the service, which will be covered by the Issuer, upon payment of the respective invoices accompanied by a copy of the respective receipts, issued directly in the name of the Issuer or upon reimbursement, after, whenever possible, prior approval, under the terms of Clause 8.5.3 below, which are: publications in general, notifications, extraction of certificates, notary expenses, photocopying, scanning, sending documents, travel, meals and accommodation, expenses with specialists, such as auditing and/or inspection, among others, or legal advice to the Bondholder.

8.5.2.    All legal and administrative expenses incurred by the Fiduciary Agent to protect the interests of the Bondholders must be approved in advance, whenever possible, and advanced by the Bondholders and, subsequently, as provided by law, reimbursed by the Issuer. These expenses also include third-party attorneys' fees, deposits, court costs and fees in actions brought by the Fiduciary Agent, as the Debenture Holder's representative. Any expenses, deposits and court fees resulting from the Debenture Holder's success in legal actions shall be borne by the Debenture Holder, as well as the Fiduciary Agent's remuneration in the event that the Issuer remains in default with regard to payment thereof for a period of more than ten (10) days. The Fiduciary Agent may request an advance from the Debenture Holder to cover the aforementioned succumbence arbitrated in court, it being understood that the funds must be made available in good time so that there is no possibility of non-compliance with the court order by this Fiduciary Agent.

8.5.3.    The reimbursement referred to in Clause 8.5.1 above shall be made within five (5) calendar days of the delivery to the Issuer of copies of the documents evidencing the expenses actually incurred and necessary to protect the rights of the Bondholders, as expressly provided for in the Clauses above.

8.6. Specific Duties

8.6.1.    In the event of non-compliance with any conditions of the Issue, the Fiduciary Agent shall use any and all measures provided for by law or in this Deed to protect the rights or defend the interests of the Bondholders, pursuant to article 12 of CVM Resolution 17.

8.6.2.    The performance of the Fiduciary Agent is limited to the scope of CVM Resolution 17 and the applicable articles of the Brazilian Corporation Law, and the Fiduciary Agent is exempt, in any form or under any pretext, from any additional liability not arising from the applicable legislation.

8.6.3.    Without prejudice to the Fiduciary Agent's duty of care, the Fiduciary Agent shall assume that the original documents or certified copies of documents forwarded by the Issuer or by third parties at its request have not been the object of fraud or tampering. The Fiduciary Agent shall also not, under any circumstances, be responsible for drawing up the Issuer's corporate documents, which shall remain the legal and regulatory obligation of the Issuer to draw them up, under the terms of the applicable legislation.

8.6.4. With the exception of situations previously approved through this Deed of Issue,

acts or manifestations on the part of the Fiduciary Agent which create liability for the Bondholders and/or release third parties from obligations towards them shall only be valid when previously resolved by the Bondholders meeting at a General Meeting of Bondholders, pursuant to Clause IX below.

CLAUSE IX - GENERAL MEETING OF DEBENTURE HOLDERS

9.1. General Provisions

9.1.1.    The general meeting of debenture holders ("General Meeting of Debenture Holders") shall be subject to the provisions of article 71 of the Brazilian Corporation Law and, where applicable, the provisions of the Brazilian Corporation Law on general meetings of shareholders, and may be held in person, by conference call, video conference or by any other means of communication, if so permitted by the applicable legislation or by the CVM.

9.1.2.    Without prejudice to the other provisions of this Issue Deed, the General Meetings of Debenture Holders may be held exclusively or partially digitally, in compliance with the provisions of CVM Resolution No. 81, of March 29, 2022, as amended ("CVM Resolution 81").

9.2. Summons

9.2.1.    General Meetings of Debenture Holders may be called by the Fiduciary Agent, by the Issuer, by Debenture Holders holding at least ten percent (10%) of the Outstanding Debentures or by the CVM.

9.2.2.    General Meetings of Debenture Holders shall be called by means of an announcement published at least three (3) times in the press organizations indicated in Clause 4.12.1 above, with due regard for other rules relating to the publication of announcements of general meetings contained in the Brazilian Corporation Law, applicable regulations and this Deed of Issue.

9.2.3.    General Meetings of Debenture Holders must be held, on first or second call, within the minimum legally permitted period, counting from the date of the first publication of the call notice.

9.2.4.    Irrespective of the formalities provided for in the applicable legislation and in this Deed of Issue for calling the meeting, the General Meeting of Debenture Holders attended by the holders of all the Outstanding Debentures shall be deemed to be a regular meeting.

9.2.5.    The resolutions adopted by the Debenture Holders, within the scope of their legal competence, observing the quorums established in this Deed of Issue, shall be existing, valid and effective before the Issuer and shall bind all Debenture Holders, independently of having attended the General Meeting of Bondholders or the vote cast at the respective General Meeting of Bondholders.

9.3. Installation Quorum

9.3.1.    The general meetings of Debenture Holders shall be convened, on first call, with the presence of holders of at least half of the Outstanding Debentures, and, on second call, with any quorum.

9.3.2.    For the purposes of constituting any and all quorums for the installation or resolution of General Meetings of Debenture Holders provided for in this Deed of Issue, "Outstanding Debentures" are considered to be: all Debentures subscribed and paid up and not redeemed, excluding Debentures held in treasury and, additionally, for the purposes of constituting a quorum, excluding Debentures owned, directly or indirectly, (i) the Issuer; (ii) any parent company, any subsidiary and/or any associate of any of the persons indicated in the preceding item; or (iii) any director, spouse, partner or relative up to the third (3rd) degree of any of the persons referred to in the preceding items.

9.4. Quorum

9.4.1.    In the resolutions of the general meetings of Debenture Holders, each of the Outstanding Debentures shall have one vote, with the possibility of appointing a proxy, whether or not a Debenture Holder. Except as provided in Clause 9.4.2 below, all resolutions to be taken at a general meeting of Debenture Holders (including those relating to the waiver or temporary pardon of an Event of Default) shall depend on the approval of Debenture Holders representing at least two-thirds (2/3) of the Outstanding Debentures if said meeting is held on first call or at least fifty percent (50%) plus one if said meeting is held on second call.

9.4.2.    Upon proposal by the Issuer, the General Meeting of Debenture Holders may, by favorable resolution of Debenture Holders holding at least ninety percent (90%) of the Outstanding Debentures, on first or second call, approve: any modification relating to the characteristics of the Debentures, which entail the alteration of: (a) the provisions of this Clause; (b) the Remuneration, except for the provisions of Clause 4.2.2.3 above; (c) any dates of payment of any amounts provided for in this Deed of Issue; (d) the term of the Debentures;
(e) the type of Debentures; (f) alteration of the Optional Early Redemption and Early Redemption Offer; (g) alteration of any wording of the Event of Default (except if resulting from a waiver or temporary pardon); or (h) alteration of the Guarantees.

9.4.3.    The presence of the Issuer's legal representatives at General Meetings of Debenture Holders called by the Issuer will be mandatory, while at meetings called by the Issuer, the Issuer's legal representatives will be present at the General Meetings of Debenture Holders called by the Issuer.

by the Bondholders or the Fiduciary Agent, the presence of the Issuer's legal representatives will be optional, unless requested by the Bondholders or the Fiduciary Agent, as the case may be, in which case it will be mandatory.

9.4.4.    A general meeting of Debenture Holders is hereby waived in order to resolve on (i) correction of gross, typing or arithmetic errors; (ii) amendments to this Deed of Issue and/or any of the Guarantee Agreements already expressly permitted under the terms of this Deed of Issue and/or the Guarantee Agreements; (iii) amendments to this Deed of Issue and/or any of the other Guarantee Agreements as a result of requirements formulated by the CVM, B3 or ANBIMA; or (iv) amendments to this Deed of Issuance and/or to any of the Guarantee Agreements as a result of updating the registration data of the Parties, such as changes in corporate name, address and telephone number, among others, provided that the amendments or corrections referred to in items (i), (ii), (iii) and (iv) above may not cause any loss to the Debenture Holders and/or the Issuer or any change in the flow of the Debentures, and provided that there is no additional cost or expense for the Debenture Holders.

9.5. Board of Directors

9.5.1.    The chairmanship and secretariat of the General Meetings of Bondholders will be the responsibility of the representatives of the Bondholders, elected by the Bondholders present, or those appointed by the CVM.

9.5.2.    Without prejudice to the other provisions of this Deed of Issue, the General Meetings of Debenture Holders may be held exclusively or partially digitally, in compliance with the provisions of CVM Resolution 81.

CLAUSE X - DECLARATIONS AND GUARANTEES OF THE ISSUER AND GUARANTOR

10.1. The Issuer hereby represents and warrants that:

(a)    is a joint stock company duly organized, incorporated and existing as a category "B" public company before the CVM, in accordance with the laws of the Federative Republic of Brazil;

(b)    is duly authorized and has obtained all authorizations, including, as applicable, legal, corporate, regulatory and third-party authorizations, necessary for the execution of this Deed of Issue and the respective Guarantee Agreements and for the fulfillment of all obligations herein and therein provided for and, as the case may be, for the realization of the Issue and the Offering, all legal, corporate, regulatory and third-party requirements having been fully met;

(c)     the legal representatives of the Issuer who sign this Deed of Issue and the

Guarantee Contracts have, as the case may be, corporate and/or delegated powers to assume, on behalf of the Issuer, the obligations provided for herein therein and, being mandataries, have the powers legitimately granted, the respective mandates being in full force;

(d)    this Deed of Issue and the Guarantee Agreements and the obligations provided for herein and therein constitute lawful, valid, binding and effective obligations of the Issuer, enforceable in accordance with their terms and conditions;

(e)    except as provided in Clause II above, no approval, authorization, consent, order, registration or qualification by or before any judicial body, governmental body or agency or regulatory body is necessary for the execution and performance of this Deed of Issue and the Guarantee Agreements and, as the case may be, for the performance of the Issue and the Offer;

(f)    the execution, terms and conditions of this Deed of Issue and of the Guarantee Agreements and the fulfillment of the obligations set forth herein and therein and, as the case may be, the realization of the Issue and of the Offer (a) do not infringe the bylaws of the Issuer; (b) do not infringe any contract or instrument to which the Issuer is a party and/or by which any of its assets is subject; (c) will not result in (i) the early maturity of any obligation established in any contract or instrument to which the Issuer is a party and/or by which any of its assets is subject; or (ii) termination of any such agreement or instrument; (d) not result in the creation of any lien on any of the Issuer's assets, except for the Issuer's Mining Rights Pledge; (e) not infringe any legal or regulatory provision to which the Issuer and/or any of its assets is subject; and (f) not infringe any administrative, judicial or arbitral order, decision or judgment affecting the Issuer and/or any of its assets;

(g)    is in compliance with its obligations under this Deed of Issue and the Guarantee Contracts, and no Event of Default has occurred or exists to date;

(h)    is fully aware of and fully agrees with the form of disclosure and calculation of the DI Rate, and the form of calculation of the Remuneration was agreed by the Issuer of its own free will, in compliance with the principle of good faith;

(i)    the Consolidated Financial Statements of Aura Minerals for the fiscal years ended December 31, 2023, 2022 and 2021 correctly represent the consolidated equity and financial position of Aura Minerals on those dates and for those periods and have been duly prepared in accordance with the Brazilian Corporation Law and the rules issued by the CVM;

(j)    there has been no (a) Material Adverse Effect; (b) material transaction carried out by the Issuer outside the ordinary course of its business; (c) assumption of a material obligation, direct or contingent, incurred by the Issuer outside the ordinary course of its business; or (d) change in the Issuer's share capital or substantial increase in its indebtedness;

(k)    is complying with the laws, regulations, administrative rules and determinations of government bodies, authorities or judicial bodies applicable to the exercise of its activities, except for (i) those whose non-compliance does not cause a Material Adverse Effect; or (ii) are being disputed in good faith before the competent court and for which suspensive effect has been obtained;

(l)    is up to date with the payment of all obligations of a tax nature (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law, except for (i) those whose non-compliance may not cause a Material Adverse Effect; or (ii) are being disputed in good faith before the competent court and for which suspensive effect has been obtained;

(m)    has valid, effective, in perfect order and in full force all licenses, concessions, authorizations, permissions and permits, including environmental ones, and mining rights in general necessary for the exercise of its activities, except for those that (i) are in the process of being renewed in a timely manner; (ii) whose absence may not cause a Material Adverse Effect; or (iii) are being disputed in good faith before the administrative authority or the competent court and for which suspensive effect has been obtained;

(n)    observes, as well as ensures that its subsidiaries, controlling shareholders, affiliates, managers, partners with management powers, and respective employees, provided that they are acting for the benefit of the Issuer and/or its subsidiaries and/or controlling shareholders and in the performance of their duties, observe, the obligations arising from the Anti-Corruption Laws or any other applicable anti-corruption law, as well as refraining from practicing any acts of corruption and from acting in a manner harmful to the public administration, national or foreign, in its interest or for its benefit, whether exclusive or not, to the extent that: (i) maintain internal policies and procedures that seek to ensure full compliance with Anti-Corruption Laws; (ii) give full knowledge of such rules to all their professionals and/or other service providers, prior to the start of their work within the scope of the Offer; (iii) refrain from practicing acts of corruption and from acting in a manner harmful to the public administration, national or foreign; and (iv) make it clear in all their transactions on their behalf that the other party requires compliance with Anti-Corruption Laws;

(o)    there is, as of this date, to the best of its knowledge, no (a) breach of any contractual or legal provision or of any judicial, administrative or arbitral order; or (b) any judicial, administrative or arbitral proceeding, inquiry or any other type of governmental investigation; which, in any of the cases in this item, (i) may cause a Material Adverse Effect and which, as applicable, is not being discussed in good faith in the administrative and/or judicial spheres; or (ii) has as its object the annulment, alteration, invalidation, or questioning of this Deed of Issue and/or the Guarantee Contracts;

(p)    is complying with Socio-environmental Legislation, except in cases where the non-compliance is being contested in good faith, administratively or judicially, by the Issuer and for which suspensive effect has been obtained, it being understood that this exception does not apply to Social Legislation;

(q)	the statements made by the Issuer in the other Guarantee Agreements are true, consistent, correct, sufficient and up-to-date;

10.2.	The Guarantor hereby declares and guarantees that:

(a)	is a limited liability company duly organized, incorporated and existing under the laws of the Federative Republic of Brazil;

(b)	is duly authorized and has obtained all the authorizations, including, as applicable, legal, corporate, regulatory and third-party authorizations, necessary for the execution of this Deed of Issue of the Guarantee Agreements with Immediate Effect and for the fulfillment of all the obligations provided for herein and therein and, as the case may be, for the realization of the Issue and the Offering, all the legal, corporate, regulatory and third-party requirements necessary for such having been fully satisfied;

(c)	the legal representatives of the Guarantor who sign this Deed of Issue and the Guarantee Agreements with Immediate Effectiveness have, as the case may be, corporate and/or delegated powers to assume, on behalf of the Guarantor, the obligations provided for herein and therein and, being mandataries, have the powers legitimately granted, the respective mandates being in full force;

(d)	the execution, terms and conditions of this Deed of Issue and of the Guarantee Agreements with Immediate Effectiveness and the fulfillment of the obligations set forth herein and therein and, as the case may be, the realization of the Issue and the Offer (a) do not infringe the articles of association of the Guarantor; (b) are not in breach of any agreement or instrument to which the Guarantor is a party and/or by which any of its assets is subject; (c) will not result in (i) early maturity of any obligation established in any agreement or instrument to which the Guarantor is a party and/or by which any of its assets is subject; or (ii) termination of any such contract or instrument; (d) will not result in the creation of any Lien on any of the assets of the Guarantor, except for the Pledge of Mining Rights of the Guarantor; (e) do not infringe any legal or regulatory provision to which the Guarantor and/or any of its assets is subject; and (f) do not infringe any administrative, judicial or arbitral order, decision or judgment affecting the Guarantor and/or any of its assets;

(e)	this Deed of Issue and the Guarantee Agreements and the obligations provided for herein and therein constitute lawful, valid, binding and effective obligations of the Guarantor, enforceable in accordance with their terms and conditions;

(f)	is up to date with the payment of all tax (municipal, state and federal), labor, social security, environmental and any other obligations imposed by law, except for (i) those whose non-compliance may not cause a Material Adverse Effect; or (ii) are being disputed in good faith before the competent court and for which suspensive effect has been obtained; and

(g)	is in compliance with its obligations under this Deed of Issue and the Guarantee Agreements with Immediate Effectiveness, and no Event of Default has occurred and does not exist at the present time;

(h)	there has been no (a) Material Adverse Effect; (b) material transaction carried out by the Guarantor outside the ordinary course of its business; (c) assumption of a material obligation, direct or contingent, incurred by the Guarantor outside the ordinary course of its business; or (d) change in the share capital or substantial increase in the indebtedness of the Guarantor;

(i)	is complying with the laws, regulations, administrative rules and determinations of government agencies, municipalities or judicial bodies applicable to the exercise of its activities, except for (i) those whose non-compliance does not cause a Material Adverse Effect; or (ii) are being disputed in good faith before the competent court and for which suspensive effect has been obtained; and

(j)	has valid, effective, in perfect order and in full force all licenses, concessions, authorizations, permissions and permits, including environmental ones, and mining rights in general necessary for the exercise of its activities, except for those that (i) are in a timely renewal process; (ii) the absence of which may not cause a Material Adverse Effect; or (iii) are being disputed in good faith before the competent administrative authority or court and for which suspensive effect has been obtained.

(k)	observes, as well as ensures that its subsidiaries, controlling shareholders, affiliates, managers, partners with management powers, and respective employees, provided that they are acting for the benefit of the Guarantor and/or its subsidiaries and/or controlling shareholders and in the performance of their duties, observe, the obligations arising from the Anti-Corruption Laws or any other applicable anti-corruption law, as well as refraining from practicing any acts of corruption and from acting in a manner harmful to the public administration, national or foreign, in its interest or for its benefit, whether exclusive or not, to the extent that it does so: (i) maintain internal policies and procedures that seek to ensure full compliance with Anti-Corruption Laws; (ii) give full knowledge of such rules to all their professionals and/or other service providers, prior to the start of their work within the scope of the Offer; (iii) refrain from practicing acts of corruption and acting in a manner harmful to the public administration, national or foreign; and (iv) make it clear in all their transactions on their behalf that the other party requires compliance with Anti-Corruption Laws;

(l)	is complying with the Social and Environmental Legislation, except for cases in which the non-compliance is being contested in good faith, administratively or judicially, by the Guarantor and for which suspensive effect has been given, it being understood that this exception does not apply to the Social Legislation;

CLAUSE XI- GENERAL PROVISIONS

11.1. Resignation

11.1.1.  No waiver of any of the rights arising from this Deed of Issue shall be presumed, no delay, omission or liberality in the exercise of any right, faculty or prerogative incumbent upon the Fiduciary Agent and/or the Bondholders, due to any default by the Issuer, shall prejudice the exercise of such rights, faculties or remedies, or shall be construed as constituting a waiver thereof or agreement with such default, nor shall it constitute novation or modification of any other obligations assumed by the Issuer in this Deed of Issue, or precedent with respect to any other default or delay.

11.2. Expenses

11.2.1 The Issuer shall bear any and all costs of the Issue, including: (a) those arising from the public placement of the Debentures, including all costs relating to their deposit with B3; (b) the registration and publication of all acts necessary for the Issue, such as this Deed of Issue and the Issuer's corporate acts; and (c) the costs of hiring the Fiduciary Agent, the Risk Rating Agency, the Settlement Bank and the Bookkeeper.

11.3. Irrevocability

11.3.1.  This Deed of Issue is entered into on an irrevocable and irreversible basis, binding the parties and their successors in title.

11.4. Independence from the Provisions of the Deed of Issue

11.4.1.    Should any of the provisions of this Deed of Issue be deemed illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the Parties undertake, in good faith, to replace the affected provision with another that, as far as possible, produces the same effect.

11.4.2.    A General Meeting of Bondholders is hereby waived in order to resolve on: (i) the correction of errors, including, but not limited to, gross, typing or arithmetic errors; (ii) amendments to any documents of the Issue expressly permitted under the terms of the respective Issue document(s); (iii) alterations to any Issue documents due to requirements formulated by the CVM, B3 or ANBIMA; or (iv) as a result of updating the registration data of the Parties, such as changes in corporate name, address and telephone number, among others, provided that the changes or corrections referred to in items "(i)" to "(iv)" above cannot cause any loss to the Debenture Holders or any change in the flow of the Debentures, and provided that there is no additional cost or expense for the Debenture Holders.

11.4.2.1.  Notwithstanding the exemption from holding a General Meeting of Bondholders to decide on the matters indicated in Clause 11.4.2 above, the Parties shall remain obliged to take all the measures, as well as to draw up, enter into and register all the documents necessary for the purpose of correcting non-material errors or amending the Issue documents in the cases provided for in clauses "(i)" to "(iv)" of Clause 11.4.2.

11.5. Extrajudicial Executive Title and Specific Execution

11.5.1.  This Deed of Issue and the Debentures constitute extrajudicial enforceable titles, pursuant to items "I" and "II" of article 784 of the Code of Civil Procedure, and the Parties hereby acknowledge that, regardless of any other applicable measures, the obligations assumed pursuant to this Deed of Issue and in relation to the Debentures are subject to specific enforcement, subject to the provisions of articles 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures, pursuant to this Deed of Issue.

11.6. Calculation of the Deadline

11.6.1.  Unless otherwise specifically provided in this Deed of Issue, the time limits established in this Deed of Issue shall be computed in accordance with the rule prescribed in article 132 of the Civil Code, excluding the day on which they begin and including the day on which they expire.

11.7. Communications

11.7.1.  Any notices, instructions or communications to be given by any of the Parties under this Deed of Issue shall be sent to the following addresses:

If for the Issuer:

AURA ALMAS MINERAÇÃO S.A.

Av. das Nações Unidas, 14261 - Torre B - Escritório 26-112 São Paulo, SP, Brazil - CEP 04730-090

Attn: Ms. Simone Gonçalves

Tel.: (11) 99372-5378

E-mail: simone.goncalves@auraminerals.com

If for the Fiduciary Agent:

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.

Avenida das Nações Unidas, nº 12.901, 11º andar, conjuntos 1101 e 1102, Torre Norte, Centro Empresarial Nações Unidas (CENU), Brooklin

CEP 04.578-910 - São Paulo, SP

Attn: Mr. Antonio Amaro and Mrs. Maria Carolina Abrantes Lodi de Oliveira

Tel.: (21) 3514-0000

E-mail: af.controles@oliveiratrust.com.br

If for the Guarantor:

AURA MATUPÁ MINERAÇÃO LTDA.

Av. das Nações Unidas, 14261 - Torre B - Escritório 26-112 São Paulo, SP, Brazil - CEP 04730-090

Attn: Ms. Simone Gonçalves

Tel.: (11) 99372-5378

E-mail: simone.goncalves@auraminerals.com

If for the Settling Bank:

Itaú Unibanco S.A. Praça Alfredo Egydio de Souza Aranha, 100, Torre Olavo Setubal CEP 04.344-902 Attn: Juliana Lima/Alessandro Rodrigues

Tel.: (11) 4090-1482

E-mail: escrituracaorf@itau-unibanco.com.br

If for the Bookkeeper:

ITAÚ CORRETORA DE VALORES S.A.

Avenida Brigadeiro Faria Lima, nº 3500, 3º andar CEP 04.538-132 - São Paulo - SP

Attn: Juliana Lima/Alessandro Rodrigues

Tel.: (11) 4090-1482

E-mail: escrituracaorf@itau-unibanco.com.br

If for B3:

B3 S.A. - BRASIL, BOLSA, BALCÃO - BALCÃO B3

Praça Antônio Prado nº 48, 6º Andar, Centro São Paulo/SP, CEP 01.010-901

Attn: Superintendence of Corporate Securities and Funds Offerings - SCF Tel.: (11) 2565-5061

E-mail: valores.mobiliarios@b3.com.br

11.7.2.    Notices, instructions and communications relating to this Deed of Issue shall be deemed to have been delivered when received under protocol or with "acknowledgement of receipt" issued by the Brazilian Post Office, or by telegram at the above addresses. Communications sent by electronic mail shall be deemed to have been received on the date on which they are sent, provided that their receipt is confirmed by means of a receipt issued by the sender (receipt issued by the machine used by the sender).

11.7.3 The change of any of the above addresses must be immediately communicated to the Settlement Bank, the Bookkeeper, the Issuer and the Fiduciary Agent by the Party whose address has changed.

11.8. Good Faith and Fairness

11.8.1.    The Parties mutually and expressly declare that this Deed of Issue was entered into in compliance with the principles of probity and good faith, by free, conscious and firm expression of the Parties' will and in a perfect relationship of equity. In the event of ambiguity, there shall be no interpretation in terms that are more beneficial to any Party, thus ruling out the application of article 113, paragraph 1, item "IV", of the Civil Code, and the provisions of article 421-A of the Civil Code shall be respected.

11.9. Applicable Law

11.9.1. This Deed of Issue is governed by the Laws of the Federative Republic of Brazil.

11.10. Signature with Digital Certificate

11.10.1.    The Parties affirm and declare that this Deed of Issue will be signed with an ICP-Brasil digital certificate, pursuant to article 10, paragraph 1 of MP 2200-2/2001, and article 6 of Decree 10.278/2020, and that the signatures will be considered valid, binding and enforceable, provided that they are signed by the Parties' legal representatives. The Parties waive the possibility of demanding the exchange, sending or delivery of the original (non-electronic) signed copies of this Deed of Issue, as well as waiving the right to refuse or challenge the validity of electronic signatures, to the maximum extent permitted by applicable law.

11.11. Forum

11.11.1.    The central court of the City of São Paulo, State of São Paulo, is hereby elected to settle any doubts or controversies arising from this Deed of Issue, with waiver of any other, however privileged. Pursuant to article 63 of the Code of Civil Procedure, the choice of court provided for herein is justified by the fact that it is the domicile of at least one of the Parties at the time of the execution of this Deed of Issue.

The Parties agree that, for all legal purposes, the effective date of this Deed of Issue shall be the date of this document, even if any of the Parties electronically signs this Deed of Issue on a later date, for any reason, in which case the Parties hereby agree that the effects of this instrument shall be retroactive to the date mentioned herein. Furthermore, even if any of the Parties electronically signs this instrument at a different location, the place of execution of this instrument is, for all purposes, the City of São Paulo, State of São Paulo, as indicated below.

Being thus certain and adjusted, the Parties, binding themselves and their successors, sign this Deed of Issue, by means of a digital signature platform certified by ICP-Brasil, under the terms of Provisional Measure 2.200-2 of August 24, 2001, together with two (2) witnesses identified below, who also sign it.

São Paulo/SP, September 08, 2024.

(Signatures follow on the next page.)

(The rest of this page has been intentionally left blank.)

Signature Page 1/2 of the "Private Instrument of Deed of the 2nd (Second) Issue of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered under the Automatic Rite, By Aura Almas Mineração S.A."

AURA ALMAS MINERAÇÃO S.A.

/s/ Natasha Utescher	/s/ Marcus Vinicius Oliveira Cavalcanti
Name: Natasha Utescher	Name: Marcus Vinicius Oliveira Cavalcanti
CPF:	CPF:

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.

/s/ Bianca Galdino Batistela	/s/ Nilson Raposo Leite
Name: Bianca Galdino Batistela	Name: Nilson Raposo Leite
CPF:	CPF:

AURA MATUPÁ MINERAÇÃO LTDA.

/s/ Simone Pereira Gonçalves	/s/ Pitágoras Soares Costa
Name: Simone Pereira Gonçalves	Name: Pitágoras Soares Costa
CPF:	CPF:

Signature Page 2/2 of the "Private Deed Instrument of the 2nd (Second) Issue of Simple Debentures, Non-Convertible into Shares, of the Type with Real Guarantee, with Additional Fiduciary Guarantee, in a Single Series, for Public Distribution, Registered Under the Automatic Rite, By Aura Almas Mineração S.A."

WITNESSES:

/s/ Wendell Luiz Teixeira Almeida	/s/ Bruno Inocencio